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                                                                 Exhibit 10.3


          LEASE AGREEMENT, dated as of March 30, 1999 (this "Lease"), between 111 WEST 57TH STREET ASSOCIATES, L.P., a New York limited partnership, having an office c/o Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830 ("Lessor"), and STEINWAY, INC., a Delaware corporation, having an address at One Steinway Place, Long Island City, New York 11105 ("Lessee").

                                  65535RT65535CLE I
                                     DEMISE; TERM

     I.1  LEASE OF PREMISES; TITLE AND CONDITION.

          (a) In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises (the "Premises") consisting of (i) the parcel of land described in SCHEDULE A annexed hereto and made a part hereof (such parcel hereinafter referred to the "Land"), and (ii) the easements, rights and appurtenances relating to the Land, including, without limitation, the agreements, if any, set forth in SCHEDULE B, annexed hereto and made a part hereof. The Premises are leased to Lessee in their present condition without representation or warranty by Lessor of any kind and subject to all applicable Legal Requirements (as hereinafter defined) now or hereafter in effect and to the existing state of title, including, without limitation, the title matters listed in SCHEDULE C, attached hereto and made a part hereof (the "Permitted Exceptions"). Lessee has examined the Premises and title to the Premises and has found all of the same to be satisfactory for all purposes. All buildings and other improvements (including, without limitation, the attachments and other affixed property) now or hereafter located on the Land (collectively referred to as the "Improvements") are not the subject of this Lease, and Lessor shall not acquire pursuant to this Lease any right, title or interest therein or thereto, nor in any additions, alterations, restorations and repairs to and replacements of any of the foregoing, except for the right of reversion provided in Section 9.1 upon the expiration or earlier termination of this Lease, and except as expressly provided below. Any Improvements now or hereafter located or constructed on or placed upon the Premises shall be and remain the property of Lessee, subject to the terms of this Lease, including, without limitation, the right of reversion provided in Section 9.1 upon the expiration or earlier termination of this Lease. The Premises and the Improvements shall be collectively referred to herein as the "Property".

          (b) Lessee acknowledges and agrees that, except for the representations, statements or warranties (if any) of Lessor expressly set forth in this Lease, Lessee has not relied, and

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shall not be entitled to rely, on any representations, statements, or warranties, express or implied, which may have been made, or alleged by Lessee to have been made, by or on behalf of Lessor or any broker, agent, employee or other representative of Lessor, in respect of the Premises, the status of title to the Premises, the zoning or other laws, regulations, rules and orders applicable thereto, the nature and extent of any Impositions (as hereinafter defined), or the use that may be made of the Premises, it being the parties' intention that Lessor shall have no liability whatsoever for any representations, statements or warranties made, or alleged to have been made with respect to the foregoing except for any such representations, statements or warranties expressly set forth in this Lease.

          (c) Lessee agrees that, except as otherwise expressly set forth in this Lease, no representations, statements or warranties, express or implied, have been made by or on behalf of Lessor that would entitle or permit Lessee to have any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Rental (as hereinafter defined) or other sum payable hereunder, that Lessee has relied on no such representations, statements or warranties and that Lessor shall not in any event whatsoever be liable by reason of any claim of representation or misrepresentation or breach of warranty with respect thereto.

     I.2  USE; COVENANT OF QUIET ENJOYMENT; RIGHT OF INSPECTION.

          (a) Lessee may use the Premises for the maintenance and operation of an office building, and for any lawful purpose appurtenant thereto.
Lessor covenants that, if and as long as Lessee shall faithfully perform the agreements, terms, covenants and conditions hereof, Lessee and any person claiming through or under Lessee shall and may (subject, however, to the provisions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the term hereby granted without molestation or disturbance by or from Lessor or any person claiming through or under Lessor. The foregoing does not, and shall not be deemed to, create or give to any person claiming through or under Lessee or to any other person except Lessee any claim or right of action against Lessor.

          (b) Lessor and its agents and designees may, upon reasonable notice and at reasonable times, and subject to the rights of any subtenants, licensees, and guests, enter upon and examine the Property and show the Property to prospective purchasers, mortgagees or lessees of the Premises or the interest of Lessor therein, as long as such examination or showing shall not unreasonably interfere with the business operations of Lessee at the Property.

     I.3  TERM.  The Premises are leased for a term (the "Term") of ninety-nine
(99) years.  The Term shall commence on the date

                                      2

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hereof (the "Commencement Date") and expire on March 31, 2098 (the
"Expiration Date").

     I.4  FEE MORTGAGES.

          (a) The parties agree that Lessor shall be permitted to mortgage the fee interest in the Land during the Term of this Lease (each, a "Fee Mortgage"). This Lease (including, without limitation, the FMV Purchase Option granted to Lessee pursuant to Section 12.3 below) shall be subject and subordinate to the terms and provisions of, and the lien of, any such Fee Mortgage, provided that (i) such Fee Mortgage contains an express provision to the effect that, if there shall be a foreclosure of the Fee Mortgage, the holder of such Fee Mortgage will not evict Lessee, disturb Lessee's possession under this Lease, or terminate or disturb Lessee's leasehold estate or rights hereunder, and will recognize Lessee as the direct tenant of such holder on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no Event of Default shall have occurred and be continuing hereunder, or (ii) Lessee shall obtain a separate subordination, non-disturbance and attornment agreement from the holder of such Fee Mortgage, which agreement may be conditioned upon conditions then ordinary and customary in subordination, non-disturbance and attornment agreements entered into by lenders at that time. If, in connection with the financing of the Premises, any lending institution shall request reasonable modifications of this Lease that do not increase Lessee's monetary obligations under this Lease, or materially adversely affect or diminish the rights, or materially increase the other obligations of Lessee under this Lease, Lessee shall make such modifications.

          (b) Unless expressly waived or modified therein, any nondisturbance provision contained in a Fee Mortgage or any separate subordination, nondisturbance and attornment agreement delivered to Lessee by the holder of any Fee Mortgage shall be deemed to have been made on the condition that neither the holder of such Fee Mortgage nor anyone claiming by, through or under such holder, including a purchaser at a foreclosure sale, shall be:

               (i) liable for any act or omission of any prior lessor (including, without limitation, the then defaulting Lessor), except to the extent arising or continuing after the holder of such Fee Mortgage or such purchaser shall have succeeded to the right and title of the defaulting lessor in the Premises, or

               (ii) subject to any defense or offsets which Lessee may have against any prior lessor (including, without limitation, the then defaulting Lessor), except to the extent arising or continuing after the holder of the Fee Mortgage or such purchaser shall have succeeded to the right and title of the defaulting lessor in the Premises, and then only to the extent

                                      3

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provided in Section 1.5 hereof, or

               (iii) bound by any payment of Rental which Lessee may have made to any prior landlord (including, without limitation, the then defaulting Lessor) more than thirty (30) days in advance of the date upon which such payment was due, or

               (iv) bound by any obligation to make any payment to or on behalf of Lessee, except to the extent arising or continuing after the holder of such Fee Mortgage or such purchaser shall have succeeded to the right and title of the defaulting lessor in the Premises, or

               (v) bound by any obligation to perform any work or to make improvements to the Premises, or

               (vi) bound by any amendment or modification of this Lease made after the date of its mortgage without its consent (other than any amendment which confirms the amount of any Basic Rent determinated in accordance with the provisions of Section 2.2 below or any CPI Escalation as provided in Section 13.2), or

               (vii) bound to return any collateral delivered by Lessee to Lessor in connection with Lessee's obligations under this Lease until such collateral has come into its actual possession and Lessee would be entitled to such collateral pursuant to the terms of this Lease.

          (c) Within fifteen (15) days after request of Lessor, Lessee shall execute and deliver such documents, agreements, instruments, assignments, forms and affidavits which may be required in connection with any such superior Fee Mortgage, and to confirm the subordination of this Lease to such superior Fee Mortgage, including, without limitation, any subordination, nondisturbance and attornment agreement contemplated by subparagraph (a) above.

          (d) No termination (except in connection with a condemnation of all or substantially all of the Property as described in Section 5.1 below), cancellation, surrender or modification (other than any amendment which confirms the amount of any Basic Rent determinated in accordance with the provisions of
Section 2.2 below or any CPI Escalation as provided in Section 13.2) of this Lease by Lessor, nor any waiver by Lessor of any right to collect Rental or any material, monetary provision of this Lease, shall be effective as to the holder of any Fee Mortgage unless consented to in writing by the holder of such Fee Mortgage.

          (e) A copy of any notice of default from Lessee to Lessor under this Lease shall be given to the holder of any Fee Mortgage. Such notices shall be given in the manner described in Paragraph 8.1 and shall in all respects be covered by the provisions of that Paragraph, it being understood and agreed, however, that any notice delivered to the holder of a Fee Mortgage by e-mail or facsimile shall only be effective upon the actual receipt thereof by the holder of such Fee Mortgage.

     I.5  MASTER LEASE.

          (a)  Lessor and Lessee have simultaneously entered into

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a certain Master Lease, of even date herewith, pursuant to which Lessee, as landlord, has leased to Lessor, as tenant, the Property (the "Master Lease").
 The parties acknowledge and agree that during the First Basic Rent Period (as hereinafter defined), Lessor's right to receive a portion of the annual Basic Rent hereunder in the amount of $270,000 per annum (the "Annual Subordinate Rent Amount") shall be subordinate to Lessee's right to receive the basic fixed rent payable by Lessor to Lessee pursuant to the Master Lease (the "Master Lease Fixed Rent"), such that to the extent that, and for so long as, any portion of the Master Lease Fixed Rent is not paid by Lessor when due, Lessee shall be permitted to deduct from the next payment(s) of Basic Rent payable hereunder the amount of such unpaid Master Lease Fixed Rent, but in no event shall Lessee be permitted to deduct from the Basic Rent payable hereunder an amount in excess of $22,500 per month or the Annual Subordinate Rent Amount in any given calendar year during the term hereof, it being understood and agreed, however, that (x) upon the earlier to occur of
(i) the payment to Lessee of any such unpaid Master Lease Fixed Rent (whether by application of the offset of Basic Rent as provided above or otherwise), and (ii) the deduction by Lessee of the Annual Subordinate Rent Amount from the Basic Rent, Lessee shall have no further right to any offset against the Rental provided herein with respect to any such unpaid Master Lease Fixed Rent Amount, (y) Lessor shall receive a credit against the Master Lease Fixed Rent payable by Lessor under the Master Lease in the amount of any offset against Basic Rent taken by Lessee in accordance with the provisions of this
Section 1.5, and (z) to the extent that Lessor shall pay any Master Lease Fixed Rent after Lessee shall have taken an offset against the Basic Rent hereunder with respect thereto, Lessee shall make a corresponding payment of Basic Rent hereunder.

          (b) Notwithstanding anything in this Lease to the contrary, to the extent that any covenant or obligation to be performed by Lessee hereunder is also required to be performed by the lessee under the Master Lease, performance of such covenant or obligation by the lessee under the Master Lease shall be deemed to constitute performance by the Lessee hereunder.

                                65535RT65535CLE II
                                        RENT

     II.1 BASIC RENT.  Lessee shall pay to Lessor as basic rent ("Basic Rent"):
(i) for that portion of the Term from the Commencement Date through December 31, 2008 (the "First Basic Rent Period"), Basic Rent for the Premises shall be an amount equal to $2,170,000 per annum ($180,833.33 per month); (ii) for that portion of the Term from January 1, 2009 through December 31, 2018 (the "Second Basic Rent Period"), Basic Rent for the Premises shall be an amount equal to $2,790,000 per annum ($232,500.00 per month); (iii) for that portion of the Term from January 1, 2019 through December 31, 2038 (the "Third Basic Rent Period"), Basic Rent for the Premises shall be an amount equal

                                      5

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to the greater of (x) $2,790,000 per annum ($232,500.00 per month) and (y) 4%
of the Fair Market Value of the Property (as hereinafter defined) as of the commencement of the Third Basic Rent Period; (iv) for that portion of the Term from January 1, 2039 through December 31, 2058 (the "Fourth Basic Rent Period"), Basic Rent for the Premises shall be an amount equal to the greater of (x) the Basic Rent per annum during the Third Basic Rent Period and (y) 4% of the then Fair Market Value of the Property as of the commencement of the Fourth Basic Rent Period; (v) for that portion of the Term from January 1, 2059 through December 31, 2078 (the "Fifth Basic Rent Period"), Basic Rent for the Premises shall be an amount equal to the greater of (x) the Basic
Rent per annum during the Fourth Basic Rent Period and (y) 4% of the then
Fair Market Value of the Property as of the commencement of the Fifth Basic Rent Period; and (vi) for that portion of the Term from January 1, 2079 through March 31, 2098 (the "Sixth Basic Rent Period"), Basic Rent for the Premises shall be an amount equal to the greater of (x) the Basic Rent per annum during the Fifth Basic Rent Period and (y) 4% of the then Fair Market Value of the Property as of the commencement of the Sixth Basic Rent Period.

     II.2 DETERMINATION OF FAIR MARKET VALUE. At least ninety (90) days prior to the first day of each of the Third Basic Rent Period, the Fourth Basic Rent Period, the Fifth Basic Rent Period and the Sixth Basic Rent Period, Lessor shall notify Lessee of Lessor's estimate of the Fair Market Value of the Property as of the relevant date. Within thirty (30) days after the giving of such notice, Lessee shall notify Lessor whether Lessee accepts or rejects Lessor's estimate. If Lessee accepts such estimate, or if Lessee fails to reject such estimate within such thirty (30) day period, time being of the essence, then the Fair Market Value of the Property shall be the amount set forth in Lessor's estimate. If Lessee rejects Lessor's estimate within such thirty (30) day period, time being of the essence, the Fair Market Value of the Property shall be determined by arbitration in accordance with Article XI of this Lease. If the disputed Fair Market Value of the Property shall not have been determined (by arbitration or by agreement between the parties) at the time Lessee is required to pay such disputed Basic Rent, then pending such determination, the Basic Rent shall continue to be paid at the rate applicable to the immediately preceding Basic Rent Period until such time as the amount of the disputed Basic Rent has been determined.
 Within ten (10) days after notice of the determination of the disputed Basic Rent, Lessee shall pay to Lessor any underpayment of such Basic Rent, together with interest thereon from the date any such Basic Rent payment first became due until the date such Basic Rent Payment is received by Lessor at the rate per annum equal to one (1%) percent above the "prime rate" (the "Prime Rate") announced from time to time by The Chase Manhattan Bank, or, if such bank ceases to exist, a bank of comparable stature (but in no event shall such rate exceed the maximum amount permitted by law).

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     II.3 MONTHLY INSTALLMENTS.  The Basic Rent shall be due and payable in equal monthly installments in advance, on the Commencement Date and on the first day of each month thereafter during the Term. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the monthly installment of Basic Rent for such partial calendar month shall be prorated on the basis of a thirty (30) day month.

     II.4 NET LEASE; NON-TERMINABILITY.

          (a) This Lease is a net, net, net lease and Lessee's obligations hereunder shall be absolute and unconditional. The Basic Rent, Impositions (as hereinafter defined) and all other amounts payable by Lessee hereunder shall be absolutely net to Lessor and shall be payable by Lessee without any notice, demand, counterclaim or defense, and except as expressly provided in
Section 1.5 above, without any abatement, suspension, deferment, diminution, setoff, deduction or reduction whatsoever, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever, so that this Lease shall yield net to Lessor under all circumstances and conditions (whether now or hereafter existing and whether or not within the contemplation of the parties), the Basic Rent, Impositions and all other amounts payable by Lessee hereunder. Lessee shall pay all costs, expenses and charges of every kind and nature relating to the Property and the operation, use, occupancy, management, condition, maintenance and repair thereof, which arise or become due or payable during or after (but, if payable after, attributable to a period falling within) the Term (other than any payments of principal or interest, prepayment premiums, loan fees, exit fees or any other amounts which may become due and payable by Lessor to the holder of any Fee Mortgage in connection with such Fee Mortgage financing obtained by Lessor and which are not otherwise provided to be the responsibility of Lessee pursuant to the terms of this Lease), and Lessee shall indemnify Lessor against, and hold Lessor harmless from, such costs, expenses and charges, and Lessee's liability for the payment of any of such costs, expenses and charges which shall become payable after the Term as aforesaid is hereby expressly provided to survive the Term.

          (b) Except as expressly provided in Section 5.1(b), any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee have any right to terminate, rescind or void this Lease or to be released or discharged from any obligations or liability hereunder, nor shall Lessee be entitled to any abatement or reduction, set-off, counterclaim, defense or deduction with respect to any Rental or other sum payable hereunder, except as expressly provided in Section 1.5, nor shall the obligations of Lessee hereunder be affected under any circumstances for any reason, including, without limitation: (i) any damage to or destruction of the Property, (ii) any taking of the Property or any part thereof by condemnation or otherwise, (iii) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment

                                      7

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of the Property, or any interference with such use, occupancy or enjoyment by any Person (whether due to any defect in or failure of Lessor's title to the Premises or otherwise), (iv) any action of any court, administrative agency or other governmental authority, (v) any action, omission or breach on the part of Lessor under this Lease or under any other agreement to which Lessee and Lessor are parties, (vi) the impossibility of performance by Lessor or Lessee or both, or (vii) any other cause whatsoever, whether similar or dissimilar to the foregoing. The obligations of Lessee hereunder are and shall in all events be construed as separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified in writing (which writing shall be executed by Lessor and Lessee) or terminated pursuant to an express provision of this Lease. Lessee waives all rights to terminate or surrender this Lease, or, except as expressly provided in Section 1.5, to abate or defer any Rental or other sums payable hereunder, or to claim that a constructive eviction has occurred with respect to the Premises or any part thereof.

          (c) Lessee shall remain obligated under this Lease in accordance with its terms, and shall not take any action to terminate, rescind or void this Lease as a result of any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor or any assignee of Lessor, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator or by any court. Except as otherwise expressly provided herein, Lessee waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Property, or to any abatement or deferment of any amount payable by Lessee hereunder.

          (d) All amounts payable by Lessee pursuant to this Lease, including, without limitation, the Basic Rent, Impositions, and all other amounts payable by Lessee under this Lease (collectively, "Rental"), shall constitute rent under this Lease, and all of the Rental to be paid to Lessor pursuant to the provisions of this Lease shall be paid as provided in this Article II.

          (e) Each item of Rental hereunder shall be obligations within the meaning of Section 365(d)(3) of the Bankruptcy Code, including without limitation, all amounts which are due and payable after the occurrence of any bankruptcy or insolvency proceeding of Lessee.

          (f) All Rental under this Lease shall be payable when due and, except as otherwise expressly provided herein, without notice or demand and without any abatement, deduction, counterclaim or offset whatsoever, by wire transfer of immediately available funds, and shall be payable to a bank account or bank accounts designated by Lessor in accordance with wire transfer instructions provided by Lessor, from time to time, in a notice to Lessee, which designation shall remain in effect until Lessee's receipt of any subsequent or modified written instructions. All Rental paid under this Lease to Persons other than Lessor shall be, and be construed as, payments made by Lessee for the benefit of Lessor. Lessor shall have the right to

                                      8

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direct Lessee to pay all or any part of the Rental directly to the holder of a Fee Mortgage or any other third party, and Lessee shall be obligated to comply with such request.

          (g) No payment by Lessee or receipt or acceptance by Lessor of a lesser amount than the correct amount of any Rental shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance or pursue any other remedy in this Lease or at law provided.

          (h) If any of the Basic Rent, Impositions or any other Rental payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any rent control or similar act or law enacted by a governmental authority, Lessee shall enter into such agreement(s) and take such other steps as Lessor may reasonably request and as may be legally permissible to permit Lessor to collect the maximum rents or other amounts which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Rental in question shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Lessee shall pay to Lessor, to the maximum extent legally permissible, an amount equal to (i) the amount of the Rental in question which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the amounts with respect to such Rental paid by Lessee during the period such legal rent restriction was in effect.

     II.5 LATE PAYMENT OF RENTAL. Lessee shall pay to Lessor interest at a rate (the "RATE") equal to (i) two (2%) percent in excess of the default rate of interest per annum on any Fee Mortgage encumbering the Premises, or (ii) if no such Fee Mortgage is outstanding, the rate per annum equal to eight (8%) percent above the Prime Rate (but in no event shall the Rate exceed the maximum amount permitted by law), on all overdue Basic Rent and other Rental from the due date thereof until paid and on all other overdue sums due hereunder from the date of payment by Lessor until repaid by Lessee. In addition, if Lessee fails to make any payment of Basic Rent to Lessor on the due date thereof, Lessee shall pay a late charge equal to five percent (5%) of the amount past due.

                                65535RT65535CLE III
                       IMPOSITIONS; LIENS; PERMITTED CONTESTS

     III.1     IMPOSITIONS.

          (a) Lessee covenants and agrees to pay or cause to be paid, prior to delinquency, to the governmental authority imposing the same, all of the following items (collectively, the

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"Impositions"):  (1) taxes, payments in lieu of taxes, real property assessments and special assessments, and business improvement district taxes and assessments, (2) personal property taxes, (3) occupancy and rent taxes,
(4) water, water meter and sewer rents, rates and charges, (5) excises, (6) levies, (7) license and permit fees, (8) charges for fire alarm service, sprinkler supervisory service, gas, electricity, steam, and other public utility or similar services, (9) fines, penalties and other similar or like governmental charges applicable to the foregoing and any interest or costs with respect thereto, and (10) all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which at any time during the Term hereof, are assessed, levied, confirmed, imposed upon, or would grow or become due and payable out of or in respect of, or would be charged with respect to, (t) the Premises, (u) the use and occupancy of the Premises by Lessee, (v) encumbrances or liens on the Premises, (w) any vault, passageway or space in or under the sidewalks or streets in front of or adjoining the Premises, (x) any other appurtenances of the Premises, (y) the Improvements, or any equipment, personal property or other facility used by Lessee or its manager in the operation thereof, or (z) the Rental (or any portion thereof) payable by Lessee hereunder. Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Paragraph 3.1; provided, however, that if at any time during the Term of this Lease, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of the Premises or any present or any future improvement or improvements on the Premises, then all such levies and taxes or the part thereof so measured or based shall be payable by Lessee, but only to the extent that such levies or taxes would be payable if the Premises were the only property of Lessor, and Lessee shall pay and discharge the same as herein provided. Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which become due and payable during the Term hereof.

          (b) If required by the holder of any Fee Mortgage, Lessee shall deposit with the holder of such Fee Mortgage: (x) on the first day of each calendar month, one-twelfth of an amount which would be sufficient to pay any Impositions payable, or estimated by the holder of such Fee Mortgage to be payable, during the next ensuing 12 months, plus one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the policies required to be obtained by Lessee hereunder upon the expiration thereof, and (y) to the extent deemed necessary by the holder of such Fee Mortgage, an initial deposit in an amount necessary so that, when

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combined with the monthly payments described in clause (x) above, sufficient funds exist to pay the next ensuing payments of Impositions and insurance premiums thirty (30) days prior to the due date thereof while still leaving an amount equal to one (1) full month's payment (the amounts described in clauses (x) and (y) above, collectively, the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund shall be payable at the same time, and in the same manner, as the monthly installments of Basic Rent hereunder. At the election of the holder of such Fee Mortgage, the Tax and Insurance Escrow Fund may be divided into separate escrows for Impositions and insurance premiums. The holder of such Fee Mortgage will make the payments of Impositions and insurance premiums required to be made by Lessee pursuant to this Lease, provided that (x) not later than 30 days (or such shorter period as may be reasonable under the circumstances) prior to the due date therefor Lessee shall have notified the holder of such Fee Mortgage of the scheduled amount of Impositions or insurance premiums and the payee, payee's address and due date therefor, and (y) if the amounts deposited in the Tax and Insurance Escrow Fund are not sufficient to pay the items set forth in clauses (x) and (y) above, Lessee shall promptly pay to the holder of such Fee Mortgage, upon demand, an amount which is sufficient to make up the deficiency. The Fee Mortgage shall provide that the holder of such Fee Mortgage may not, under any circumstances, use any amount in the Tax and Insurance Escrow Fund for purposes other than the payment of Impositions and insurance premiums, as described in this Section 3.1(b). If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for such Impositions and insurance premiums, the holder of such Fee Mortgage shall, in its discretion, either return any excess to Lessee or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. To the extent permitted by applicable law, the Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by the holder of such Fee Mortgage. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Lessee. Notwithstanding anything in this Section 3.1(b) to the contrary, the holder of the Fee Mortgage shall be permitted to adjust the monthly payments required hereunder from time to time on notice to Lessor and Lessee as reasonably necessary to ensure that there shall always be sufficient funds in the Tax and Insurance Escrow Fund to pay the next ensuing payments of Impositions and insurance premiums thirty (30) days prior to the due date thereof while still leaving one (1) full month's payment in the Tax and Insurance Escrow Fund.

          (c) Any Imposition, relating to a fiscal period of the imposing governmental authority, a part of which period is included within the Term and a part of which is included in a period of time after the Expiration Date (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Premises, or shall become payable, during the Term) shall be apportioned between Lessor and Lessee as of the Expiration Date, so that Lessee shall pay that portion of such Imposition relating to that part of such fiscal period included in the period of time before the Expiration Date.

     III.2 LIENS. Subject to the provisions of Paragraph 3.3, Lessee will promptly remove and discharge any charge, lien, security interest or encumbrance upon the Premises which arises for any reason, including all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including (i) the Permitted Exceptions, (ii) any sublease, assignment or mortgage permitted by the terms of this Lease, and (iii) any charge, lien, security interest or encumbrance affirmatively created by Lessor in its capacity as fee owner of the Premises after the date hereof; provided that Lessee shall have no obligation to discharge any mechanic's, laborer's, materialman's, supplier's or vendor's lien if payment is being contested pursuant to Paragraph 3.3 hereof. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone (other than Lessor) holding an interest in the Premises or any part thereof through or under Lessee, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Premises.

     III.3 PERMITTED CONTESTS. Notwithstanding any provision hereof to the contrary, Lessee shall not be required, nor shall Lessor have the right to require Lessee, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, lien or encumbrance, or to comply with any Legal Requirements applicable to the Premises or the use thereof, as long as Lessee shall contest, diligently and in good faith, the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and which also shall prevent the sale, forfeiture or loss of the Premises, or any part thereof, or any part of the rents, issues and profits thereof, to satisfy the same or Legal Requirements, and which shall not affect the payment of any sums required to be paid by Lessee hereunder, provided that (i) Lessee provides Lessor with prior written notice of such contest, and
(ii) such contest shall not subject Lessor to the risk of any criminal liability or civil liability. Lessee shall give such security as may be reasonably requested by Lessor to insure ultimate payment of such tax, assessment, levy, fee, rent, charge, lien or encumbrance and compliance with Legal Requirements and to prevent any sale or forfeiture of the Premises or any portion thereof or any part of the rents, issues and profits thereof and to otherwise protect the interests of Lessor in the Premises. In the event that Lessor, in Lessor's good faith judgment, determines at any time that the Premises or any portion thereof or any part of the rents, issues and profits thereof are in danger of sale or forfeiture or that action is necessary to otherwise protect the interests of Lessor in the Premises, Lessor may pay the amount of such contested tax, assessment, levy, fee, rent, charge, lien or encumbrance, or comply with any Legal Requirements applicable to the Premises or the use thereof, and in such event, the amount expended by Lessor in connection therewith shall be deemed to be additional Rental hereunder and shall be payable by Lessee to Lessor within ten (10) days after demand therefor by Lessor.

                              65535RT65535CLE IV
                    MAINTENANCE AND REPAIR; SERVICES; ALTERATION

     IV.1 MAINTENANCE AND REPAIR; COMPLIANCE WITH LEGAL REQUIREMENTS.

          (a) Lessee, at its own cost and expense, will maintain all parts of the Property in good repair and condition, will operate and maintain the Property in a manner customary for a first-class office property such as the Property, and will take all action and will make all foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Property in such condition, ordinary wear and tear excepted. Lessor shall not be required to maintain or repair the Property, or to make any alteration, addition, change, improvement or replacement with respect to the Property. Lessee waives the right (x) to require Lessor to maintain or repair the Property, or to make any alteration, addition, change, improvement or replacement with respect to the Property, or (y) to make repairs at the expense of Lessor pursuant to any applicable present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, resolutions and executive orders (including, without limitation, environmental laws ("Environmental Laws")) of all governmental authorities now existing or hereafter created, and of any and all of their departments and bureaus, including, without limitation, any Board of Fire Underwriters or similar body exercising similar functions, affecting the Property or the use or occupancy of the Property (collectively, "Legal Requirements") or any contract, agreement, covenant, condition or restriction at any time in effect.

          (b)  Throughout the Term, Lessee, at its sole cost and expense, shall
(i) timely obtain and thereafter keep in full force and effect all permits, authorizations and approvals of governmental authorities required for the use, occupancy, operation, maintenance, repair and insurability of the Premises, (ii) promptly comply with, and discharge of record any violations of, any and all applicable Legal Requirements affecting the Property or the use or occupancy of the Property, whether or not such Legal Requirements shall necessitate structural changes, improvements, interference with use and enjoyment of the Premises, replacements or repairs, extraordinary as well as ordinary, and Lessee shall so perform and comply, whether or not such Legal Requirements or conditions shall now exist or shall hereafter be enacted or promulgated or come to occur, and whether or not such Legal Requirements can be said to be within the present contemplation of the parties hereto, and (iii) promptly comply with the requirements of any Permitted Exception which encumbers the Property (excluding any Fee Mortgage and the Subleases).

          (c) Lessee covenants and agrees that from and after the expiration or termination of the Master Lease: (i) all use and operation of the Property by Lessee shall be in compliance with all Environmental Laws and required permits;
(ii) there shall be no releases of hazardous materials affecting the Property by Lessee, and Lessee shall use commercially reasonable efforts to prevent any such releases by any Subtenant or other user of the Property; (iii) Lessee shall not use or store, and shall use commercially reasonable efforts to prevent any Subtenant or other user of the Property from using or storing, hazardous materials at the Property except (A) routine office, cleaning and janitorial supplies, (B) in compliance with all Environmental Laws, and (C) with all required permits; (iv) Lessee shall keep the Property free and clear of all liens and encumbrances imposed by any Environmental Laws due to any act or omission by Lessee or any person within Lessee's control (the "ENVIRONMENTAL LIENS"); (v) Lessee shall, at its sole expense, fully and expeditiously cooperate in all activities described in Section 4.1(d) below, including providing all relevant information and making knowledgeable persons within Lessee's control available for interviews; (vi) Lessee shall, at its sole expense, (A) perform any environmental site assessment or other investigation of environmental conditions at the Property upon Lessor's request based on Lessor's reasonable belief that the Property is not in compliance with all Environmental Laws, (B) share with Lessor the results and reports and Lessor and the Lessor Indemnified Parties (defined below) shall be entitled to rely on such results and reports, and (C) complete any remediation of hazardous materials affecting the Property or other actions required by any Environmental Laws; (vii) Lessee shall not allow any Tenant or other user of the Property to violate any Environmental Law; and (viii) Lessee shall promptly notify Lessor in writing after it becomes aware of (A) the presence, release, or threatened release of hazardous materials affecting the Property, (B) any non-compliance of the Property with any Environmental Laws, (C) any actual or potential Environmental Lien, (D) any required or proposed remediation of environmental conditions relating to the Property, or (E) any written communication or notice from any person relating to hazardous materials which comes into Lessee's possession.

          (d) Subject to the rights of Subtenants, Lessor and any person designated by Lessor may enter the Property to assess the environmental condition of the Property and its use including (i) conducting any environmental assessment or audit (the scope of which shall be determined by Lessor) and (ii) taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing at all reasonable times when (A) Lessor reasonably believes that a release has occurred or the Property is not in compliance with all Environmental Laws, or
(B) such action is required by any Fee Mortgage. Subject to the rights of Subtenants, from and after the expiration or termination of the Master Lease, Lessee shall cooperate with and provide access to Lessor and such person.

     IV.2 SERVICES. Lessor shall not be required to furnish any services, utilities or facilities to the Property. Lessee assumes sole responsibility for obtaining all services, utilities and facilities required at the Property, and for the operation, repair, alteration, improvement, replacement, maintenance and management of the Property during the Term, and shall pay all costs relating to any of the foregoing.

     IV.3 ALTERATIONS.

          (a) Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements on the Premises (collectively, "ALTERATIONS"), provided that (i) the fair market value, utility and useful life of the Property shall not be reduced or lessened thereby, and the character and use of the Property as a first-class office building shall not be altered or impaired, (ii) such Alterations shall be expeditiously completed in a good and workmanlike first-class manner, free and clear of liens and encumbrances, and in compliance with all applicable Legal Requirements, the requirements of all insurance policies required to be maintained by Lessee hereunder and the terms and provisions of this Lease, (iii) Lessee shall not make any Alterations in violation of the terms of any Leasehold Mortgage, restriction, easement, condition, covenant or other matter affecting title to or use of the Property (other than any Fee Mortgage), and (iv) no Material Alterations, as hereafter defined, shall be made unless Lessor's prior written consent shall have been obtained, which consent shall not be unreasonably withheld, delayed or conditioned, unless an Event of Default shall have occurred and be continuing in which case such consent may be withheld by Lessor in its sole discretion. "MATERIAL ALTERATION" is defined as an Alteration which exceeds a total Estimated Cost of $2,500,000. "ESTIMATED COST" is defined as the estimated cost of materials, construction and labor (not including architects, engineers or other professionals), as estimated by a licensed architect (or if not required by the terms hereof to be estimated by an architect, as reasonably estimated by Lessor), which estimate together with a complete description of the Work (as hereinafter defined) and all related work shall in any case be delivered to, and such estimate and description reasonably approved by, Lessor, and to the extent required by any Fee Mortgage, by the holder thereof, before the commencement of any Work hereunder, whether or not such Work shall constitute a Material Alteration. In addition to the limitations set forth in (i) through (iv) above, Lessee agrees that all Alterations, restoration, repair and any other work which Lessee shall be required or permitted to do under the provisions of this Lease (hereinafter collectively called the "WORK") shall be performed in each case subject to the following:

               (i) Lessee shall not perform any Work which shall have an adverse effect on the structural portions of the Property or on the building systems, as operated by Lessee as of the date hereof. Any Work when completed shall be of such a character as not to reduce the value of the Property below its value immediately prior to the commencement of such Work or damage to the Property necessitating such Work or change.

               (ii) No Work shall be performed by Lessee if the same would materially reduce the usable square footage of the Improvements, or reduce the permitted uses thereof under applicable zoning laws or impair other amenities of the Property.

               (iii) No Material Alterations shall be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by a licensed architect shall have been submitted to and approved by Lessor, and no such Work pursuant to a Material Alteration shall be undertaken except under the supervision of the architect.

               (iv) If the Work shall constitute a Material Alteration, the reasonable out-of-pocket cost and expense of Lessor's, and to the extent required by any Fee Mortgage, the holder thereof's respective (A) review of any plans and specifications required to be furnished pursuant to this Lease or (B) review/supervision of any such Work, shall be paid by Lessee to Lessor, within ten (10) days after demand. Such review and/or supervision by Lessor and/or the holder of any Fee Mortgage may be conducted by an engineer, architect or similar professional retained by Lessor and/or such holder, it being understood and agreed, however, that if Lessor and the holder of any Fee Mortgage shall obtain separate consultants to perform the same function, Lessor may only seek reimbursement from Lessee for the cost of one (1) such consultant.

               (v) All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals for Work permitted under this Lease shall have been obtained by Lessee, at its own cost and expense, and copies thereof delivered to Lessor. Lessor will, on Lessee's written request, promptly execute any documents necessary to be signed by Lessor to obtain any such permits, authorizations and approvals, provided that Lessee shall bear any out-of-pocket expense or liability of Lessor in connection therewith; provided that none of the foregoing shall, in any manner, result in a change in zoning or otherwise have an adverse affect on the ability to use the Property as currently operated by Lessee.

               (vi) All Work shall be commenced only after Lessee shall have delivered to Lessor insurance policies or certificates therefor issued by responsible insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lessor of such payment, for "Builders All Risk" course of construction insurance, worker's compensation insurance covering all persons employed in connection with the Work and with respect to whom death or bodily injury claims could be asserted against Lessor, Lessee or the Premises, and owner's protective liability insurance expressly covering the additional hazards resulting from the Work with limits not less than those, and otherwise subject to the same conditions and requirements, set forth in
Article V of this Lease with respect to the liability insurance required thereunder. If under the provisions of any fire, liability or other insurance policy or policies then covering the Property or any part thereof any consent to such Alteration by said insurance company or companies issuing such policy or policies shall be required to continue and keep such policy or policies in full force and effect, Lessee shall obtain such consents and pay any additional premiums or charges therefor that may be imposed by said insurance company or companies.

               (vii) If the Work shall constitute a Material Alteration, it shall not be commenced until Lessee shall have obtained and delivered to Lessor such security for the performance of Lessee's obligations hereunder as shall be reasonably satisfactory to Lessor.

               (viii) All Work shall be performed in accordance with any plans and specifications therefor which shall have been approved by Lessor. All Work shall be commenced and completed in a commercially reasonable manner.

               (ix) Upon completion of any Work, Lessee, at Lessee's expense, shall obtain certificates of final approval of such Work and certificates of occupancy required by any governmental or quasi-governmental authority and shall furnish Lessor with copies thereof, and, if the Work constituted Material Alterations, together with "as-built" plans and specifications for such Work.

               (x) Upon two (2) business days' advance notice (except in the event of an emergency, for which no notice shall be required), any Work shall be subject to inspection at any time and from time to time by any of Lessor or the holder of any Fee Mortgage or Leasehold Mortgage, their respective architect(s), or their duly authorized representatives. If the Work is not being performed in accordance with the provisions of this Section
4.3 or the plans and specifications (if plans and specifications are required as a result of a Material Alteration), or if any of the materials or workmanship are not first-class or are unsound or improper, Lessee shall correct any such failure and shall replace any unsound or improper materials or workmanship.

               (xi) All agreements with any contractor performing work or supplying labor or materials in connection with any Material Alteration shall provide that such agreements shall be conditionally assigned to the following parties, in the following order of priority: (1) the holder of any Fee Mortgage,
(2) any Leasehold Mortgagee and (3) Lessor, and that upon written notice to the contractor by any such party that a default hereunder has occurred, such contractor shall attorn to any such requesting party and perform the remaining obligations of contractor pursuant to such agreement for such party's benefit on the same terms and conditions provided therein. Lessee shall execute and deliver to any such party such collateral assignments of such agreements as such party shall reasonably request.

               (xii) All Alterations installed in or upon the Property at any time during the Term shall become part of the Improvements and shall be the property of Lessee, subject to the terms of this Lease.

          (b) Lessee may, at its cost and expense, install, or place upon or reinstall, or replace and remove from the Property any personal property of Lessee, provided that Lessee repairs any damage to the Improvements caused thereby.

                                  65535RT65535CLE V

                CASUALTY AND CONDEMNATION; INSURANCE; INDEMNIFICATION

     V.1  CONDEMNATION; LEASE TERMINATION.

          (a) If at any time during the Term, all or any part of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Lessor, Lessee and those authorized to exercise such right, the entire award for the Property shall be allocable to Lessor and Lessee in proportion to the fair market value of their respective interests in the Property (including, without limitation, Lessor's interest as the lessee under the Master Lease), provided, however, that if the parties cannot agree on such fair market values, the fair market value of each party's respective interest in the Property shall be determined by arbitration, as provided in Article XI below, it being understood and agreed, however, that in no event shall the portion of such award allocable to Lessor's interest in the Property be less than $25,000,000 for such purposes.
 Notwithstanding anything in this Section 5.1 to the contrary, neither Lessor nor Lessee shall be permitted to settle any condemnation award or other similar payment relating to the Property with the applicable condemning authority without the prior written consent of the other party, which consent shall not be unreasonably withheld. To the extent that the applicable condemning authority makes any separate award or other compensation to Lessor or Lessee which is inconsistent with the provisions of this Section 5.1, Lessor and Lessee each hereby irrevocably assigns to the other the portion of any such award or other compensation which is in excess of the amount which such party shall be entitled to hereunder in connection with any such taking. Each of the parties agrees to execute and deliver any and all documents that may be reasonably required in order to facilitate the settlement and collection of such awards in accordance with the provisions of this Section 5.1.

          (b) If all or substantially all of the Premises shall be taken as provided in this Section 5.1, this Lease and the Term shall terminate and expire on the date of such taking and the Rental payable by Lessee hereunder shall be paid to and apportioned as of the date of such taking. For purposes of this Section 5.1, (x) "substantially all of the Premises" shall be deemed to mean such portion of the Premises as, when so taken, would render the untaken portion of the Premises unusable for the purpose for which the same were being used immediately prior to the taking, and (y) the "date of taking" shall be deemed to be the earlier of (i) the date on which actual possession of the whole or substantially all of the Premises, or a part thereof, as the case may be, is acquired by any lawful power or authority pursuant to the provisions of the applicable federal or New York State law, or (ii) the date on which title to the Premises or the aforesaid portion thereof shall have vested in any lawful power or authority pursuant to the provisions of the applicable federal or New York State law.

          (c) If less than substantially all of the Premises shall be taken as provided in this Section 5.1, then this Lease and the Term shall continue without abatement of the Rental or diminution of any of Lessee's obligations hereunder, and Lessee shall promptly restore, to the extent practicable, any damage to the remaining portion of the Property caused by such taking. If the Master Lease is in force and effect on the date of such taking, Lessee's Master Lease Award (as defined in the Master Lease) shall be paid to and held by the Depository (as hereinafter defined) and shall be disbursed by the Depository in the manner set forth in the Master Lease. If (i) the Master Lease is not in force and effect on the date of such taking, or (ii) Lessee's Master Lease Award shall be insufficient to complete any restoration of the Property which Lessee is required to perform hereunder Lessee's portion of any award with respect to such taking shall be paid to and held by the Depository (as hereinafter defined) and shall be disbursed by the Depository to Lessee in the manner set forth in Section 5.3 below for the disbursement of insurance proceeds for Restoration Costs. If Lessee's portion of any award shall be insufficient to complete any restoration of the Property which Lessee is required to perform hereunder, after Lessee has expended the entire amount of any award payable to Lessee hereunder, there shall be paid to the Depository for disbursement as described above such portion of the award otherwise payable to Lessor hereunder in an amount reasonably necessary to pay the excess cost of restoration of any remaining part of the Property not so taken (the "Excess Restoration Cost").

          (d) If the temporary use of the whole or any part of the Premises shall be taken at any time during the Term for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Lessee and those authorized to exercise such right, the Term shall not be reduced or affected in any way and Lessee shall continue to pay in full the Rental payable by Lessee hereunder without reduction or abatement, and Lessee shall be entitled to receive for itself any award or payments for such use, provided, however, that if the taking is for a period extending beyond the Term such award or payment shall be apportioned between Lessor and Lessee as of the last day of the Term.

          (e) In case of any governmental action not resulting in the taking or condemnation of any portion of the Premises but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Premises abut, then this Lease shall continue in full force and effect without reduction or abatement of Rental. In such event, the entire award applicable to the Property shall be allocable to Lessor and Lessee in proportion to the fair market value of their respective interests in the Property (including, without limitation, Lessor's interest as the lessee under the Master Lease), provided, however, that if the parties cannot agree on such fair market values, the fair market value of each party's respective interest in the Property shall be determined by arbitration, as provided in
Article XI below.

          (f)  Notwithstanding anything which may be to the contrary in this
Section 5.1, in connection with any taking, to the extent that Lessee is actually occupying the Improvements, Lessee shall be entitled to make a separate claim, and to prove and receive an award for moving allowance and other expenses permitted by law, provided that such award shall not diminish the amount of the award to which Lessor would otherwise be entitled.

     V.2  INSURANCE.

          (a) The Lessee, at its own cost and expense, shall at all times carry and maintain, or cause to be carried and maintained, the following insurance:

               (i) Insurance with respect to the Improvements against all perils included within the classification "All Risk of Physical Loss", covering such risks as shall be customarily insured against with respect to improvements similar in construction, location and use including by way of example, earthquake, flood, sprinkler leakage, debris removal, cost of demolition, malicious mischief, water damage, boiler and machinery explosion or damage and the like, with extended coverage, a deductible of $25,000 or less, and in amounts not less than the greater of (x) 100% of the actual replacement cost of the Improvements (exclusive of foundations and excavations), without regard to depreciation, and (y) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Lessor, the holder of any Fee Mortgage, any Leasehold Mortgagee or any other insured thereunder from being deemed to be a co-insurer.

               (ii) Comprehensive, commercial general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims arising out of or connected with the possession, maintenance, use, occupancy, operation, leasing or condition of the Property in an amount not less than $3,000,000 for a combined single limit and $10,000,000 for an aggregate limit; such insurance shall include the Property and all sidewalks adjoining or appurtenant to the Property, shall contain blanket contractual coverage and shall also provide the following protection:

                      (1)     completed operations;

                      (2)     personal injury protection;

                      (3)     sprinkler leakage-water damage legal liability;

                      (4) fire legal liability, if not otherwise covered under the comprehensive form of public liability insurance; and

                      (5)     employees as additional insured coverage.

               (iii) Statutory worker's compensation insurance with respect to the operation of the Property and any work performed on or about the Property.

               (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in an amount not less than $1,000,000 or such greater amount as Lessor may from time to time reasonably require and which are customarily required with respect to similar properties similarly situated.

               (v) Flood insurance in an amount equal to the full Replacement Cost of the Improvements or the maximum amount available, whichever is less, if all or any portion of the Improvements are located in an area which has been designated by the Secretary of Housing and Urban Development as having special flood hazards, and if flood insurance is available under the National Flood Insurance Act.

               (vi) Rent loss, business interruption or use and occupancy insurance, in an amount not less than twelve (12) months' gross income from the Property.

               (vii) Such other insurance in such amounts as may from time to time be reasonably required by Lessor or the holder of any Fee Mortgage against such other insurable hazards as at the time are commonly insured against in the case of prudent owners of like premises.

          (b) The Lessee will cause the Lessor, the holder of any Fee Mortgage and any Leasehold Mortgagee to be named as additional insureds as their respective interests may appear on all policies covering the insurance referred to above (other than (x) the insurance referred to in Paragraph 5.2(a)(i), where the holder of any Fee Mortgage and any Leasehold Mortgagee shall be named as mortgagees only, and (y) the insurance referred to in Paragraph 5.2(a)(iii)), without the Lessor, the holder of any Fee Mortgage or any Leasehold Mortgagee thereby having any obligation, including, without limitation, the obligation to pay premiums. All insurance required by any provision of this Lease shall be in such form as is reasonably acceptable to Lessor and shall be issued by any insurance company licensed and authorized to do business in the State of New York and having a Bests Insurance Reports (or any successor publication of comparable standing) rating of A VII (or the then equivalent of such rating) or better or by any other insurance company consented to by Lessor. All policies referred to in this Lease shall be for periods of not less than one (1) year. A duplicate original or certificate of each such policy shall be delivered to Lessor, the holder of any Fee Mortgage and any Leasehold Mortgagee within a reasonable period of time prior to the commencement of the term of each such policy, except that if any insurance carried by Lessee is effected by one or more blanket policies, then with respect to such insurance, certified abstracted policies relating to the Property shall be so delivered to Lessor, the holder of any Fee Mortgage and any Leasehold Mortgagee. A certificate or other evidence reasonably satisfactory to Lessor of the existence of any new or renewal policy that replaces any policy expiring during the Term shall be delivered as aforesaid at least thirty (30) days prior to the date of expiration, together with proof reasonably satisfactory to Lessor that all premiums due have been paid for at least the first year of the term of such policies.

          (c)  Every policy referred to in Paragraph 5.2(a) shall provide that
(i) it will not be canceled or amended except after 30 days' written notice to Lessor, the holder of any Fee Mortgage and any Leasehold Mortgagee, and that it shall not be invalidated by any act or negligence of Lessor or Lessee, nor by occupancy or use of the Land or the Improvements for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Land or the Improvements, nor by change in title to or ownership of the Land or the Improvements and (ii) the insurer thereunder waives all rights of subrogation against the Lessor and waives any right of setoff and counterclaim and any other right of deduction, whether by attachment or otherwise.

          (d) The requirements of this Paragraph 5.2 shall not be construed to negate or modify Lessee's obligations under Paragraph 5.4.

     V.3  CASUALTY.

          (a) If the Property shall be damaged or destroyed by any casualty during the Term hereof, this Lease shall continue in full effect without any reduction in the Rental payable by Lessee hereunder and Lessee shall, at its expense, promptly rebuild, replace or repair the Property in conformity with the requirements of Section 4.3 so as to restore the Property to the condition and fair market value thereof immediately prior to such occurrence, subject to the following:

               (i) Lessee shall settle any claim relating to such casualty with the applicable insurance carrier, provided, however, that with respect to any casualty involving a Restoration Cost (as hereinafter defined) in excess of $500,000, such settlement shall be subject to the consent of Lessor, which consent shall not be unreasonably withheld.

               (ii) Prior to any such rebuilding, replacement or repair, Lessee shall deliver its reasonable estimate of the cost thereof, which shall be subject to the approval of Lessor, which approval shall not be unreasonably withheld (the cost approved by Lessor, as updated from time to time as provided below, is referred to as the "RESTORATION COST"). If the repair constitutes a Material Alteration, the Restoration Cost must be confirmed and periodically updated by an architect reasonably acceptable to Lessor who is registered or licensed as such in the state in which the Property is located, and if the Restoration Cost is, or is reasonably anticipated to be, more than the amount of net insurance proceeds available to Lessee for such restoration (less any cost to the Depository (as hereinafter defined) of recovering and paying out such proceeds, including, without limitation, reasonable attorneys', trustees' or escrow fees relating thereto and out-of-pocket costs allocable to inspecting the work and the plans and specifications therefor) (the "Net Proceeds"), Lessee shall deliver or cause to be delivered to the Depository such security for the payment by Lessee of such excess costs as shall be reasonably acceptable to the Depository and Lessor. The Net Proceeds and any additional security posted by Lessee hereunder shall be held and disbursed in accordance with the provisions of this Lease by (i) the holder of any Fee Mortgage, to the extent required by the terms thereof, or (ii) to the extent not required to be held by the holder of a Fee Mortgage as provided above, a bank or other financial institution selected by Lessor and reasonably acceptable to Lessee (the holder of such Fee Mortgage or such bank or financial institution being hereinafter referred to as the "Depository").

               (iii) The Restoration Cost shall be paid first out of Lessee's own funds to the extent that the Restoration Cost exceeds the Net Proceeds payable in connection with such occurrence, after which expenditure Lessee shall be entitled to receive the Net Proceeds, but only against certificates of Lessee (and lien releases and other items generally and reasonably required in connection with disbursement of construction loan or insurance proceeds) delivered to Depository and Lessor from time to time as such work or rebuilding, replacement and repair progresses, each such certificate describing the work for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work, and stating that the amount of the Net Proceeds remaining after such requested disbursement shall be sufficient to satisfy the cost of completing such restoration. Any Net Proceeds remaining after final payment has been made for such work shall be returned to Lessee. If the cost of any rebuilding, replacement or repair required to be made by Lessee pursuant to this Section 5.3 shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Lessee. Lessee shall not be entitled to disbursements of the Net Proceeds if an Event of Default has occurred and is continuing.

          (b) The Rental payable under the provisions of this Lease shall not be affected, altered or reduced by any casualty, and Lessee shall continue to pay the full amount of the Rental provided in this Lease notwithstanding any such casualty.

          (c) The Net Proceeds shall be held by the Depository, to be paid out from time to time to Lessee as the work progresses, subject to each of the following conditions:

               (i) Each request for payment shall be made on not less than ten (10) business days' prior notice to the Depository and to Lessor and shall be accompanied by an officer's certificate (or if such work is being performed under the supervision of an architect, by a certificate of such architect), stating (A) in the case of an officer's certificate only, that no Event of Default exists hereunder, (B) that, based upon an inspection of the Property, all of the work completed has been done in substantial compliance with the approved plans and specifications, if required, (C) that the sum requested is validly required to reimburse Lessee for payments by Lessee, or is validly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of such services and materials), and that when added to all sums previously paid out by the Depository does not exceed the value of the work done to the date of such certificate, (D) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Property, that title to the personal property items covered by the request for payment is vested in Lessor or Lessee, as applicable, and (E) the remaining cost to complete such work and that the remaining amount held by the Depository (together with any amounts contemporaneously deposited by Lessee with the Depository) shall be sufficient to cover such cost of completion; PROVIDED, HOWEVER, that if such certificate is given by an architect, such architect shall certify as to clause (B) above, and Lessee shall certify as to the remaining clauses above, and provided, further, that the Depository shall not be obligated to disburse such funds if the Depository determines, in its reasonable discretion, that

Lessee shall not be in compliance with this Section 5.3. Additionally, each request for payment shall contain a statement signed by Lessee approving both the work done to date and the work covered by the request for payment in question.

               (ii) Each request for payment shall be accompanied by waivers of lien satisfactory to Lessor and the Depository covering that part of the work for which payment or reimbursement has been made as of the date of the current request and, if required by Lessor or the Depository, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Lessor or the Depository that there has not been filed with respect to the Property any mechanics or other lien or instrument for the retention of title relating to any part of the work not discharged of record.

               (iii) Lessor and the Depository shall have the right to inspect the work at all reasonable times upon reasonable prior notice and may condition any disbursement of Net Proceeds upon the satisfactory completion of any portion of the work for which payment or reimbursement is being requested. Neither the approval by the Depository or Lessor of any required plans and specifications for the work nor the inspection by the Depository or Lessor of the work shall make the Depository or Lessor responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the work, with any applicable Legal Requirement, covenant or agreement.

               (iv) Net Proceeds shall not be disbursed more frequently than once every thirty (30) days.

          (d) If an Event of Default shall have occurred and be continuing or if Lessee (i) shall fail to submit to Lessor for approval plans and specifications (if required pursuant to Section 4.3 hereof) for the Work (approved by the architect and by all governmental authorities whose approval is required), (ii) after any such plans and specifications are approved by all such governmental authorities, the architect and Lessor, shall fail to commence promptly such Work, (iii) after the Depository has released the Net Proceeds to the extent provided for hereunder, shall fail to diligently prosecute such Work to completion, or (iv) fail in any other respect to comply with the Work obligations under this Section 5.3, then in addition to all other rights available hereunder, at law or in equity, Lessor, the Depository or any receiver of the Property or any portion thereof, upon five
(5) days prior notice to Lessee (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as such party deems advisable (but such performance shall not cure the default of Lessee), including the restoration and repair of the Property, and the Net Proceeds shall be released to reimburse such party for the cost thereof. In addition, Lessee acknowledges that if this Lease has been terminated as a result of the occurrence of an Event of Default and the Leasehold Mortgagee shall have (x) failed to cure such Event of Default prior to the expiration of any notice and cure period applicable to such Leasehold Mortgagee pursuant to Section 6.2 of this Lease, or (y) failed to enter into a new lease for the Premises as provided in Section 6.2(e) of this Lease, the Depository may apply any Net Proceeds towards payment of the applicable Fee Mortgage, which payment shall not relieve Lessee of any of its obligations hereunder. Lessee hereby waives, for Lessee and all others holding under or through Lessee, any claim, other than for gross negligence or willful misconduct, against Lessor and the Depository and any receiver arising out of any act or omission of such party pursuant hereto, and Lessor or the Depository may apply all or any portion of the Net Proceeds (without the need to fulfill any other requirements set forth in this Section 5.3) to reimburse itself for all amounts incurred in connection with the Work.

          (e) Notwithstanding the foregoing, so long as the Master Lease is in effect, Lessor's compliance with the insurance provisions thereof, as tenant thereunder, shall be deemed to satisfy Lessee's obligation to maintain insurance pursuant to this Section 5.3.

     V.4  INDEMNIFICATION.

          (a) Lessee shall not do or permit any act or thing to be done upon the Premises or the Improvements which may subject Lessor to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Legal Requirement, and shall exercise such control over the Property as to fully protect Lessor against any such liability. Lessee hereby assumes liability for and shall pay, and shall protect, defend, save, indemnify and hold the Lessor and the holder of any Fee Mortgage and their respective affiliates, partners, directors, shareholders, members, officers, employees, agents, successors and assigns (the "Lessor Indemnified Parties") harmless from and against all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers', architects', experts', consultants, and attorneys' fees and disbursements (collectively, the "Claims") arising from or in connection with any of the following: (i) the performance or non-performance of any of the terms hereof by the Lessee,
(ii) the lease, sublease, possession, use, operation, maintenance, condition or repair of the Property, (iii) any accident, injury to or death of persons or loss of property occurring on or about the Property or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof,
(v) any negligence or wrongful act or omission of Lessee or any of its subtenants, servants, agents, contractors, employees, licensees or invitees,
(vi) any
contest conducted by the Lessee pursuant to Section 3.3 or (vii) any violation of any Legal Requirement, including, without limitation, any violation of environmental laws.

          (b) The obligations of Lessee under this Section 5.4 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises.

          (c) The indemnified parties shall give notice to the indemnifying party of any demand or claim that may result in an indemnified claim under this Lease promptly after the indemnified parties have knowledge of same. Notice shall be deemed to have been promptly given pursuant to this Section
5.4 if it is given within such time as is required to avoid prejudicing the indemnifying party's defense to the claim or demand. Failure to give prompt notice pursuant to the terms of this Section 5.4 shall not relieve the indemnifying party of any liability or obligation under this Lease, but such failure shall entitle the indemnifying party to compensation from the indemnified parties for any cost, expense or liability it incurs as a direct consequence of such late notice.

          (d) The indemnifying party shall either (i) pay such claim within thirty (30) days after such notice is given or (ii) subject to the provisions of Subsection (e) of this Section 5.4, commence to compromise or defend such claim within thirty (30) days after such notice is given, at its own expense and by counsel of its own choosing (reasonably acceptable to the indemnified parties), and shall notify the indemnified parties of such payment, compromise or defense, subject to the terms and conditions hereof. The indemnified parties shall cooperate, at the expense of the indemnifying party, in the compromise or defense of such claim; provided that the indemnifying party shall control such compromise or defense. The indemnified parties shall have the right to be kept fully informed of the status of any claim and to participate in the defense of a claim or demand at their sole expense. If the indemnifying party does not pay or promptly commence to compromise or defend against such claim as herein provided, or fails diligently to pursue the compromise or defense of such claim, then the indemnified parties may thereafter pay, compromise or defend against such claim with counsel of their choosing, and all expenses incurred by the indemnified parties in so doing shall be paid by the indemnifying party on demand.

          (e) If the indemnifying party wishes to enter into a settlement or compromise with respect to a claim, it shall give notice to the indemnified parties of the terms of the proposed settlement or compromise and any such settlement or compromise shall be subject to the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall be reasonable to refuse consent to a settlement or compromise which would impose upon the indemnified parties (or any of them) either (x) a financial obligation which would not be satisfied by the indemnifying party at the time of such settlement or compromise, or (y) any other material obligation (including, without limitation, such obligation as may be imposed by injunctive or other equitable relief) that would not be discharged by the performance of the indemnifying party or such performance by the indemnifying party is not assured by virtue of the financial condition of the indemnifying party, the lack of security therefor or otherwise.

          (f) The provisions of this Section 5.4 shall survive the Expiration Date.

                                  65535RT65535CLE VI
                    ASSIGNMENT, SUBLETTING AND LEASEHOLD MORTGAGES

     VI.1 ASSIGNMENT AND SUBLETTING.

          (a) Lessee may, without Lessor's consent, but subject to compliance with the terms and conditions of this Lease:

               (i) (x) after the term of the Master Lease has expired or otherwise terminated, enter into subleases in the ordinary course of business for occupancy of the Improvements, and (y) during the term of the Master Lease, permit the lessee thereunder to enter into subleases in the ordinary course of business as provided therein, provided in each case that any such sublease shall comply with the requirements of Section 6.1(h) below;

               (ii) assign this Lease to any purchaser of the Improvements (including an assignment of this Lease to the Leasehold Mortgagee or any Assignee which also acquires fee title to the Improvements pursuant to a foreclosure or deed-in-lieu thereof), subject to compliance with the requirements of Section 12.1 below and on prior written notice to Lessor; or

               (iii) mortgage Lessee's interest in this Lease, in accordance with the requirements of Section 6.2 below and on prior written notice to Lessor.

          (b) Except as provided in Section 6.1(a) above, Lessee shall not (i) assign or otherwise transfer this Lease or the term and estate hereby granted,
(ii) sublet the Property or any part thereof, or (iii) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Property or any part thereof, without in each instance obtaining the prior written consent of Lessor, which may be given or withheld in Lessor's sole discretion, and any attempted assignment, transfer, sublease, mortgage, pledge, encumbrance or hypothecation which is not in compliance with the terms and conditions hereof shall be void and of no force or effect.

          (c) Any assignment or transfer permitted (or, to the extent required, consented to in writing by Lessor) hereunder shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Lessor an agreement in form and substance reasonably satisfactory to Lessor whereby the assignee shall assume the obligations of this Lease on the part of Lessee to be performed or observed and whereby the assignee shall agree that the provisions in this Article VI shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.

          (d) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Lessor may collect rent from the assignee. If the Property or any part thereof is sublet or used or occupied by anybody other than Lessee, whether or not in violation of this Lease, Lessor may, if an Event of Default has occurred and is continuing, collect rent from the subtenant or occupant (subject, after the expiration or termination of the Master Lease, to the rights of the Leasehold Mortgagee pursuant to Section
6.2 below). In either event, Lessor shall apply the net amount collected to the Rental herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article VI, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Lessee from the performance by Lessee of Lessee's obligations under this Lease. The consent by Lessor to an assignment or subletting or the use or occupancy by others shall not in any way be considered to relieve Lessee from obtaining the express written consent of Lessor to any other or further assignment, or subletting or use or occupancy by others not expressly permitted by this Article VI. Reference in this Lease to use or occupancy by others (that is, anyone other than Lessee) shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees, concessionaires, operators and others claiming under or through Lessee, immediately or remotely, a legal right of possession or occupancy of the Property or any portion thereof (all such persons being referred to individually in this Lease as a "Subtenant" and collectively as "Subtenants", and the agreements pursuant to which such Subtenants occupy a portion of the Property being referred to individually as a "Sublease" and collectively as "Subleases").

          (e) The joint and several liability of Lessee and any immediate or remote successor in interest of Lessee and the due performance of the obligations of this Lease on Lessee's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Lessor extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Lessor to enforce any of the obligations of this Lease, except to the extent specifically set forth in such agreement, stipulation or waiver.

          (f) If Lessee shall at any time or times during the Term of this Lease desire to assign this Lease or sublet all or part of the Property (other than as provided in Section 6.1(a)), Lessee shall give prior notice thereof to Lessor, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or Sublease, the effective or commencement date of which shall be at least fifteen (15) days after the giving of such notice and (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or Subtenant, the nature of its business and its proposed use of the Property.

          (g) Each sublease permitted (or, to the extent required, consented to in writing by Lessor) pursuant to this Article VI shall expressly be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease, except such as are inapplicable. Notwithstanding any such subletting and/or acceptance of rent or additional rent by Lessor from any Subtenant, Lessee shall and will remain fully liable for the payment of all Rental due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Lessee to be performed and all acts and omissions of any Subtenant or anyone claiming under or through any Subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Lessee. Lessee further agrees that notwithstanding any such subletting, no other or further subletting of the Property or any part thereof by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article.

          (h) With respect to each and every sublease permitted (or, to the extent required, consented to in writing by Lessor) under the provisions of this Lease, it is further agreed:

               (i) No subletting shall be for a term (including renewal or extension options) ending later than one day prior to the expiration of the Term of this Lease, unless such subletting shall be consented to by Lessor in writing.

               (ii) No Subtenant shall take possession of the Property or any part thereof until an executed counterpart of such sublease has been delivered to Lessor.

               (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Lessor under this Lease Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such Subtenant shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, or enter into a direct lease on identical terms with Lessor for the balance of the unexpired term of the sublease.

          (i) At Lessee's request, Lessor shall enter into a non-disturbance and attornment agreement, in the form annexed hereto as Schedule D (or on such other form as shall be reasonably acceptable to Lessor), with respect to any subtenant occupying 1 or more full floors at the Property (each, a "Major Subtenant") under a sublease (a "Major Sublease"), provided that (x) Lessee shall obtain Lessor's prior written approval of such Major Subtenant and such Major Sublease, such approval not to be unreasonably withheld or delayed (it being understood and agreed that such approval shall only be required if Lessor is entering into a non-disturbance and attornment agreement with such Major Subtenant as provided hereunder), and (y) Lessee shall reimburse Lessor, prior to the issuance of any such non-disturbance and attornment agreement, or, if such non-disturbance and attornment agreement is not granted, within ten (10) days after demand therefor, for the reasonable out-of-pocket costs incurred by Lessor and the holder of any Fee Mortgage, including, without limitation, reasonable attorneys fees, in reviewing any such Major Sublease and non-disturbance and attornment agreement.

          (j) At Lessee's request, Lessor shall request that the holder of any Fee Mortgage enter into a subordination, non-disturbance and attornment agreement, in such form as shall be reasonably acceptable to such holder, with respect to any Major Subtenant under a Major Sublease, provided that (x) the holder of such Fee Mortgage may grant or deny such request in such holder's sole and absolute discretion, (y) Lessee shall (or, if during the term of the Master Lease any such request shall result from a corresponding request by Lessor as lessee under the Master Lease, Lessor shall) reimburse the holder of such Fee Mortgage, prior to the issuance of any such subordination, non-disturbance and attornment agreement, or, if such subordination non-disturbance and attornment agreement is not granted, within ten (10) days after demand therefor, for the reasonable out-of-pocket costs incurred by such holder of any Fee Mortgage, including, without limitation, reasonable attorneys fees, in reviewing any such Major Sublease and subordination, non-disturbance and attornment agreement, and (z) Lessor's sole obligation hereunder shall be to submit such request to the holder of such Fee Mortgage, it being understood and agreed that Lessee's obligations under this Lease shall not be affected in any manner whatsoever by the refusal of any such holder of a Fee Mortgage to enter into any such subordination, non-disturbance and attornment agreement.

     VI.2 LEASEHOLD MORTGAGES. Lessee is hereby given the right by Lessor to mortgage its interest in this Lease from time to time, under a single leasehold mortgage (as the same may be amended, modified, consolidated, extended or refinanced, the "Leasehold Mortgage"), and assign this Lease, or any part or parts thereof, as collateral security for the Leasehold Mortgage, upon the condition that all rights acquired under or as a result of such Leasehold Mortgage shall be subject and subordinate to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights now or hereafter affecting the Premises or any portion thereof. If Lessee shall mortgage this Lease, or any part or parts hereof, the holder of such Leasehold Mortgage (the "Leasehold Mortgagee") shall provide Lessor with notice of the Leasehold Mortgage (including a copy thereof) and the name and address of the Leasehold Mortgagee. Lessor agrees that following receipt of such notice by Lessor, and so long as the Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the Leasehold Mortgagee to Lessor, the following provisions shall apply:

          (a) No termination (except in connection with a condemnation of all or substantially all of the Property as described in Section 5.1 above), cancellation, surrender or modification of this Lease (other than any amendment which confirms the amount of any Basic Rent determinated in accordance with the provisions of Section 2.2 below or any CPI Escalation as provided in Section 13.2) by Lessee, nor the waiver by Lessee of any of the provisions of this Lease nor the giving by Lessee of any consent shall be effective as to the Leasehold Mortgagee unless consented to in writing by the Leasehold Mortgagee, which consent shall not be unreasonably withheld or delayed.

          (b) Lessor, upon providing Lessee any notice of (i) default under this Lease, (ii) a termination of this Lease, or (iii) a matter on which Lessor may predicate or claim a default, shall at the same time provide a copy of such notice to the Leasehold Mortgagee of which Lessor has been provided notice in accordance with the first paragraph of this Section 6.2. Lessor shall have no liability for the failure to give any such notice, except that no such notice by Lessor to Lessee shall be deemed to have been duly given to Lessee or the Leasehold Mortgagee unless and until a copy thereof has been so provided to the Leasehold Mortgagee of which Lessor has been provided notice in accordance with the first paragraph of this Section
6.2. From and after the date such notice has been given to the Leasehold Mortgagee, the Leasehold Mortgagee shall have the same period, after the giving of such notice upon it, for remedying any default or acts or omissions that are the subject matter of such notice, or causing the same to be remedied, as is given Lessee after the giving of such notice to Lessee, plus in each instance, the additional periods of time specified in subsections (c) and (d) hereof to remedy, commence remedying or cause to be remedied the defaults or acts or omissions that are specified in such notice and Lessor shall accept such performance by or at the instigation of Leasehold Mortgagee as if the same had been done by Lessee. Lessee authorizes the Leasehold Mortgagee to take any action at the Leasehold Mortgagee's option and does hereby authorize entry upon the Premises by the Leasehold Mortgagee for such purpose.

          (c) Anything contained in this Lease to the contrary notwithstanding, if any default shall occur that entitles Lessor to terminate this Lease, Lessor shall have no right to terminate this Lease unless Lessor shall notify the Leasehold Mortgagee of Lessor's intent to so terminate at least fifteen (15) days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least thirty (30) days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money. The provisions of subsection (d) below shall apply only if, during such 15 or 30-day termination notice period, the Leasehold Mortgagee shall:

               (i) Notify Lessor of Leasehold Mortgagee's desire to nullify such notice; and

               (ii) Pay or cause to be paid all Basic Rent and other payments (A) then due and in arrears as specified in the termination notice to Leasehold Mortgagee and (B) any of the same that become due during such 15 or 30-day period as and when they become due; and

               (iii) Comply, or with reasonable diligence and continuity, commence in good faith to comply, with all non-monetary requirements of this Lease then in default and reasonably susceptible of being complied with by Leasehold Mortgagee.

          (d)  (i)    If Lessor shall elect to terminate this Lease by reason
of any default of Lessee, and the Leasehold Mortgagee shall have proceeded in the manner provided for by subsection (c) above, this Lease shall not be deemed terminated so long as Leasehold Mortgagee shall:

                      (A) Pay or cause to be paid any monetary obligations of Lessee under this Lease as the same become due, and continue its good faith efforts to cure past non-monetary obligations then in default and reasonably susceptible of being cured by Leasehold Mortgagee; and

                      (B) If not enjoined or stayed, take steps to acquire or sell Lessee's interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same with due diligence; provided, however, that Leasehold Mortgagee shall be permitted to cure a default by Lessee without taking such steps to foreclose one (1) time in any given 5 year period.

               Nothing contained in this Section 6.2(d)(i) shall be construed to extend this Lease beyond the original term hereof.

                      (ii)    If the Leasehold Mortgagee is complying with
Section 6.2(d)(i) above, to the extent applicable, upon the acquisition of the leasehold estate herein by an Assignee (as defined below) at a foreclosure sale or by an assignment or transfer in-lieu thereof and the discharge of any lien, charge or encumbrance against the Lessee's interest in this Lease or the Premises which the Lessee is obligated to satisfy and discharge by reason of the terms of this Lease, then this Lease shall continue in full force and effect as if Lessee had not defaulted under this Lease, provided that such Assignee shall promptly cure any default not previously cured due to Leasehold Mortgagee's inability to obtain possession of the Premises and shall promptly complete the cure of any defaults described in Section 6.2(d)(i)(A) which have not been theretofore cured and which are susceptible to being cured by a party other than the Lessee named herein. For the purposes of this Lease, "Assignee" shall mean Leasehold Mortgagee or any other person or entity succeeding to the interest of Lessee at a foreclosure sale or an assignment or transfer in-lieu thereof.

                      (iii) The making of the Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or the leasehold estate hereby created, nor shall Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the leasehold estate hereby created, so as to require Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Lessee to be performed hereunder, but the Assignee at any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of the Leasehold Mortgage, or the Assignee of this Lease and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of the Leasehold Mortgage, shall be deemed to be an assignee or transferee within the meaning of this Section 6.2(d) and shall be deemed to have assumed and agreed to perform all of the terms, covenants and conditions on the part of the Lessee to be performed hereunder.

          (e) Except as provided in Section 5.1(b) above with respect to a condemnation, if this Lease is terminated without the prior written consent of the Leasehold Mortgagee, including, without limitation, as a result of Lessee's default, and the Leasehold Mortgagee has failed to take the actions required by Section 6.2(d) above, Lessor shall promptly, within a reasonable time, provide the Leasehold Mortgagee with written notice that the Lease has been terminated (the "New Lease Notice"), together with a statement of all sums that would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to Lessor. Lessor agrees to enter into a new lease ("New Lease") of the Premises with the Leasehold Mortgagee or its designee (which for all purposes hereof shall be deemed to be an Assignee) for the remainder of the term of this Lease, effective as of the date of termination, at the same Basic Rent and upon the terms, covenants and conditions of this Lease provided:

               (i) Leasehold Mortgagee shall make written request upon Lessor for such New Lease within thirty (30) days after the date Leasehold Mortgagee receives Lessor's New Lease Notice given pursuant to this subsection (e).

               (ii) Leasehold Mortgagee or an Assignee shall pay or cause to be paid to Lessor at the time of the execution and delivery of such New Lease, any and all sums that would at the time of execution and delivery thereof be due pursuant to this Lease, including interest thereon at the Rate, but for such termination and, in addition thereto, all reasonable expenses, including reasonably attorneys' fees, which Lessor shall have incurred by reason of such termination and the execution and delivery of the New Lease and that have not otherwise been received by Lessor from Lessee or other party in interest under Lessee.

               (iii) Leasehold Mortgagee or such Assignee shall agree to remedy any of Lessee's non-monetary defaults of which Leasehold Mortgagee was notified by Lessor's New Lease Notice and that are reasonably capable of being so cured by Leasehold Mortgagee or such Assignee, and Leasehold Mortgagee or such Assignee shall diligently effect such remedy within thirty
(30) days (or, to the extent such default is not capable of being cured within thirty (30) days, shall commence to cure such default within thirty
(30) days and shall diligently prosecute such cure to completion as soon as practicable, but in any event within one hundred twenty (120) days).

               (iv) Any New Lease made pursuant to this subsection (e) shall have the same priority with respect to any mortgage or other lien, charge or encumbrance on the Premises and the Improvements thereon as this Lease, and the tenant under such New Lease shall have the same right, title and interest in and to the Premises and the Improvements thereon as Lessee has under this Lease as of the date of the New Lease.

          (f) Nothing herein contained shall require the Leasehold Mortgagee or an Assignee (x) to cure any default by Lessee, or (y) as a condition to its exercise of rights hereunder, to cure any default of Lessee which by its terms is not reasonably susceptible of being cured by the Leasehold Mortgagee or such Assignee in order to comply with the provisions of subsection (c) or
(d), or as a condition of entering into the New Lease provided for by subsection (e). No default, the cure of which, and no obligation of Lessee, the performance of which, requires possession of the Premises shall be deemed reasonably susceptible of cure or performance by the Leasehold Mortgagee or successor to Lessee's interest under this Lease or a New Lease not in possession of the Premises, provided such holder is complying with the requirements described in Section 6.2(d)(i)(B) above, and upon obtaining possession promptly proceeds to cure any such default then reasonably susceptible of cure by the Leasehold Mortgagee or successor; nor shall the Leasehold Mortgagee be required to cure the bankruptcy, insolvency or any related or similar condition of Lessee.

          (g) A standard mortgagee clause naming the Leasehold Mortgagee may be added to any and all insurance policies carried by Lessee regardless of whether such policies are required to be carried by Lessee hereunder on condition that the insurance proceeds are to be applied in the manner, if any, specified in this Lease and the Leasehold Mortgage shall so provide.

          (h) So long as the Leasehold Mortgage is in existence, unless the Leasehold Mortgagee shall otherwise expressly consent in writing, the fee title to the Premises and the leasehold estate of Lessee therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said Leasehold Estate by Lessor or by Lessee or by a third party, by purchase or otherwise.

          (i) Notices from Lessor to the Leasehold Mortgagee shall be mailed to the address furnished Lessor pursuant to this Section 6.2. and those from the Leasehold Mortgagee to Lessor shall be mailed to the address designated pursuant to the provisions of Paragraph 8.1 hereof. Such notices, demands and requests shall be given in the manner described in Paragraph 8.1 and shall in all respects be covered by the provisions of that Paragraph.

          (j) Subject to compliance with the requirements of Section 12.1 below and, if applicable, Section 6.2, upon the acquisition of the leasehold estate herein by an Assignee at a foreclosure sale or by an assignment or transfer in-lieu thereof and the discharge of any lien, charge or encumbrance against the Lessee's interest in this Lease or the Premises which the Lessee is obligated to satisfy and discharge by reason of the terms of this Lease, Lessor shall recognize the Assignee as the lessee hereunder, subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights then affecting the Premises or any portion thereof.

                                  65535RT65535CLE VII
                      LESSEE'S DEFAULT; CONDITION OF LIMITATION

     VII.1 LESSEE'S DEFAULT. The occurrence of each of the following events shall be an "Event of Default" hereunder:

          (a) if (x) during the term of the Master Lease, Lessee shall fail to pay any installment of any Basic Rent, or Impositions, or any part thereof, when due and payable and such failure shall continue for five (5) days after written notice that same have not been paid, or (y) after the expiration or termination of the Master Lease, Lessee shall fail to pay any installment of any Basic Rent, or Impositions, or any part thereof, when the same shall become due and payable;

          (b) if Lessee shall fail to make any payment of any Rental (other than the categories of Rental listed in Section 7.1(a)) required to be paid by Lessee hereunder when the same shall become due and payable, and such failure shall continue for a period of fifteen (15) days after notice from Lessor to Lessee to cure such Default;

          (c) if Lessee shall fail to deliver to Lessor a certificate or other evidence reasonably satisfactory to Lessor of the existence of any new or renewal insurance policy required under this Lease on or prior to the date the same is required to be delivered to Lessor hereunder;

          (d) if Lessee shall be unable to, or shall admit in writing its inability to, pay its debts as such debts become due, or if Lessee shall make an assignment for the benefit of creditors;

          (e) if Lessee shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

          (f) if any case, proceeding or other action shall be commenced or instituted against Lessee (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases is not dismissed or denied within sixty (60) days after such commencement or institution;

          (g) if any case, proceeding or other action shall be commenced or instituted against Lessee seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which shall not have been dismissed within sixty (60) days from the commencement thereof;

          (h) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Lessee which appointment is not vacated or stayed within sixty (60) days;

          (i) if Lessee shall take any action in furtherance of any action described in Section 7.1(e) or 7.1(f)hereof, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in such Sections;

          (j) if this Lease or the estate of Lessee hereunder shall be assigned, subleased or transferred, without compliance with the provisions of this Lease applicable thereto;

          (k) if this Lease or the estate of Lessee hereunder shall be mortgaged or encumbered in violation of this Lease; or

          (l) if Lessee shall fail to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and such failure shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30) day period, in which case no Event of Default shall be deemed to exist as long as Lessee shall have commenced curing the same within such thirty
(30) day period and shall prosecute the same to completion with reasonable diligence within ninety (90) days after Lessor's written notice of such failure).

     VII.2 PERFORMANCE BY LEASEHOLD MORTGAGEE. Lessor will accept performance by the Leasehold Mortgagee, the tenant under the Master Lease or any future sublessee under any sublease or either of them of any covenant, agreement or obligation of Lessee contained in this Lease with the same effect as though performed by Lessee.

     VII.3 JUDICIAL PROCEEDINGS. If any Event of Default shall occur, Lessor may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce the performance or observance by Lessee of the applicable provisions of this Lease and/or to recover damages for breach thereof.

     VII.4     TERMINATION.  If any Event of Default described in Section 7.1
(d), (e), (f), (g), (h) or (i) hereof shall occur, then to the extent permitted by law, and subject to the provisions of Section 6.2 hereof, this Lease and the Term and all rights of Lessee under this Lease shall expire and terminate on the date on which such Event of Default occurs, as if such date were the date herein definitely fixed for the expiration of the Term. If any other Event of Default shall occur and Lessor, at any time thereafter during the continuance of such Event of

Default, at its option, gives written notice to Lessee stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall be not less than ten (10) days after the giving of such notice, then this Lease and the Term and all rights of Lessee under this Lease shall expire and terminate on the date specified in such notice as if such date were the date herein definitely fixed for the expiration of the Term. Upon such termination, Lessee immediately shall quit and surrender the Premises and Lessee's interest in the Improvements, but Lessee shall remain liable for damages as hereinafter provided. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 7.1(g) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Lessee or Lessee as debtor-in-possession shall fail to assume Lessee's obligations under this Lease within the period prescribed therefor by law or within sixty
(60) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Lessee or Lessee as debtor-in-possession shall fail to provide adequate protection of Lessor's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Lessee's obligations under this Lease as provided below, Lessor, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Lessee, Lessee as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Lessee, Lessee as debtor-in-possession and/or said trustee shall immediately quit and surrender the Premises as aforesaid.

     VII.5 RIGHT TO DISPOSSESS. If an Event of Default described in Section 7.1(a) or (b) shall occur (provided that Lessor shall have provided the notice required by Section 6.2 hereof and such Event of Default is not being cured by the Leasehold Mortgagee pursuant to Section 6.2 hereof), or if this Lease shall be terminated as provided in Section 7.4, Lessor, without notice, may dispossess Lessee by summary proceedings or by any suitable action or proceeding at law or by force or otherwise.

     VII.6 REJECTION IN BANKRUPTCY. If, at any time, Lessee rejects this Lease under Section 365 of the Bankruptcy Code, or any corresponding provision under applicable state law, then this Lease shall immediately terminate, Lessee's entire right, title and interest in and to the Premises and this Lease shall automatically and without further action on the part of any person vest in Lessor and Lessee shall immediately surrender and deliver possession of the Property to Lessor.

     VII.7 RIGHTS UPON TERMINATION. If this Lease shall be terminated as provided in Section 7.4 and/or Lessee shall be dispossessed as provided in Section 7.5, subject to the provisions of Section 6.2(e) hereof:

          (a) Lessor or Lessor's agents or servants, may immediately or at any time thereafter re-enter the Premises and remove therefrom Lessee, its agents, employees, servants, licensees, and any subtenants and other persons holding or claiming by, through or under Lessee, and all or any of its or their property, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with the Improvements;

          (b)  All of the right, title, estate and interest of Lessee in and to
(i) the Property, (ii) all rents, issues and profits of the Property, or any part thereof, whether then accrued or to accrue and (iii) all insurance policies and all insurance monies paid or payable thereunder, shall automatically pass to, vest in and belong to Lessor, without further action on the part of either party, free of any claim thereto by Lessee, and Lessor may instruct any Subtenants at the Property to pay rent directly to Lessor or its designee rather than to Lessee;

          (c) Lessee shall pay to Lessor all Rental payable by Lessee under this Lease to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Lessor, as the case may be;

          (d) Lessor may repair and alter the Property in such manner as Lessor may deem necessary or advisable without relieving Lessee of any liability under this Lease or otherwise affecting any such liability, and/or let or relet the Property or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Lessor's name or as agent of Lessee, and out of any rent and other sums collected or received as a result of such reletting Lessor shall: (i) first, pay to itself the reasonable cost and expense of terminating this Lease, re-entering, retaking, repossessing, completing construction of and repairing and/or altering the Property, or any part thereof, and the reasonable cost and expense of removing all persons and property therefrom, including in such costs reasonable brokerage commissions, legal expenses and attorneys' fees and disbursements, (ii) second, pay to itself the reasonable cost and expense sustained in securing any new tenants and other occupants, including in such costs reasonable brokerage commissions, legal expenses and attorneys' fees and disbursements and other expenses of preparing the Property for reletting, and, if Lessor shall maintain and operate the Property, the cost and expense of operating and maintaining the Property, and
(iii) third, pay to itself any balance remaining on account of the liability of Lessee to Lessor. Lessor in no way shall be responsible or liable for any failure to relet the Property or any part thereof, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Lessee of any liability under this Lease or to otherwise affect any such liability; and in no event shall Lessee be entitled to receive any excess of such annual rents over the sums payable by Lessee to Lessor hereunder;

          (e)  Lessee shall be liable for and shall pay to

Lessor, as damages, any deficiency ("Deficiency") between the Rental reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 7.7(d) for any part of such period (which net amount shall be determined after deducting from the rents collected under any such reletting all of the payments to Lessor described in Section 7.7(d) hereof); any such Deficiency shall be paid in installments by Lessee on the days specified in this Lease for payment of installments of Rental, and Lessor shall be entitled to recover from Lessee each Deficiency installment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Lessor's right to collect the Deficiency for any subsequent installment period by a similar proceeding; and

          (f) Whether or not Lessor shall have collected any Deficiency installments as aforesaid, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, in lieu of any further Deficiencies, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damage), a sum equal to the amount by which the Rental reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of seven (7%) percent per annum, less the aggregate amount of Deficiencies theretofore collected by Lessor pursuant to the provisions of Section 7.7(e) for the same period; it being agreed that before presentation of proof of such liquidated damages to any court, commission or tribunal, if the Premises, or any substantial part thereof, shall have been relet by Lessor for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

     VII.8 NO RELIEF FROM LIABILITIES. No termination of this Lease pursuant to this Article VII, and no taking possession of and/or reletting the Premises, or any part thereof, pursuant to this Article VII, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting except as otherwise specifically provided.

     VII.9 WAIVER. To the extent not prohibited by law, Lessee hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article VII. Lessee shall execute, acknowledge and deliver any instruments which Lessor may reasonably request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.

     VII.10 LIEN. The Rental payable by Lessee hereunder and each and every installment thereof, and all reasonable costs (including, without limitation, reasonable attorneys' fees and disbursements) and other expenses which may be incurred by Lessor in enforcing the provisions of this Lease or on account of any delinquency of Lessee in carrying out the provisions of this Lease shall be and they hereby are declared to constitute a valid lien upon the interest of Lessee in this Lease, in the Premises and in the Improvements.

     VII.11 SUITS. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rental payable hereunder or any Deficiencies or other sums payable by Lessee to Lessor pursuant to this Article VII, or for conveyance of the Improvements, may be brought by Lessor from time to time at Lessor's election, and nothing herein contained shall be deemed to require Lessor to await the date whereon this Lease or the Term would have expired had there been no Event of Default by Lessee and termination.

     VII.12 NO PREJUDICE. Nothing contained in this Article VII shall limit or prejudice the right of Lessor to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this
Article VII.

     VII.13 NO REINSTATEMENT. No receipt of moneys by Lessor from Lessee after the termination of this Lease, or after the giving of any notice of the termination of this Lease shall reinstate, continue or extend the Term or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment of Rental payable by Lessee hereunder or thereafter falling due, or operate as a waiver of the right of Lessor to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Lessor may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Premises or, at the election of Lessor, on account of Lessee's liability hereunder.

     VII.14 WAIVER OF NOTICE. Except as otherwise expressly provided herein or as prohibited by applicable law, Lessee hereby expressly waives the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Lessee, for and on behalf of itself and all persons claiming through or under Lessee, also waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Lessee shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Lessor or in case of any expiration or termination of this Lease, and Lessor and Lessee waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises, or any claim of injury or damage. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

     VII.15 STRICT PERFORMANCE. No failure by Lessor to insist upon the strict performance by Lessee of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rental during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition or of any such right or remedy. No covenant, agreement, term or condition of this Lease to be performed or complied with by Lessee, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Lessor. No waiver by Lessor of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     VII.16 RIGHT TO ENJOIN. Except as expressly provided herein to the contrary, in the event of any breach, or attempted or threatened breach, by Lessee of any of the covenants, agreements, terms or conditions contained in this Lease, Lessor shall be entitled to enjoin such breach or such attempted or threatened breach, and shall have the right to a decree compelling specific performance of any of the provisions hereof and to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

     VII.17 REMEDIES CUMULATIVE. Each right and remedy of Lessor provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     VII.18 ADEQUATE PROTECTION AND ADEQUATE ASSURANCE. Lessee hereby acknowledges that Lessor has an interest in the Property within the meaning of
Section 363(e) of the Bankruptcy Code. Accordingly, if an order for relief is entered or if a stay of proceeding or other acts becomes effective in favor of Lessee or Lessee's interest in this Lease, in any proceeding which is commenced by or against Lessee, under the Bankruptcy Code or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, Lessor shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Lease, including, without limitation, such rights and remedies as may be necessary to adequately protect Lessor's right, title and interest in and to the Property or any part thereof and/or adequately assure the complete and continuous future performance of Lessee's obligations under this Lease. Adequate protection of Lessor's right, title and interest in and to the Property and adequate assurance of the complete and continuous future performance of Lessee's obligations under this Lease, shall include, without limitation, the following requirements:

          (a) that Lessee shall comply with all of its obligations under this Lease;

          (b) that Lessee shall pay to Lessor, on the first day of each month occurring subsequent to the entry of such order or the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate Rental payable for such monthly period;

          (c) that Lessee shall continue to use the Premises in the manner required by this Lease;

          (d) that Lessor shall be permitted to supervise the performance of Lessee's obligations under this Lease;

          (e) that Lessee shall hire, at its sole cost and expense, such security personnel as may be necessary to insure the adequate protection and security of the Premises;

          (f) that Lessee pay to Lessor within thirty (30) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Premises and adequate assurance of the complete and continuous future performance of Lessee's obligations under this Lease, a security deposit in an amount acceptable to Lessor, but in no event less than the Rental payable hereunder for the then current lease year;

          (g) that Lessee has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Lessor that sufficient funds will be available to fulfill the obligations of Lessee under this Lease;

          (h) that Lessor be granted a security interest acceptable to Lessor in property of Lessee to secure the performance of Lessee's obligations under this Lease; and

          (i) that if Lessee's trustee, Lessee or Lessee as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Section 365 of the Bankruptcy Code) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Lessee or Lessee as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Lessor to assure such person's future performance under the Lease, including, without limitation, the assurances referred to in Section 365 of the Bankruptcy Code, shall be given to Lessor by the trustee, Lessee or Lessee as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Lessee or Lessee as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Lessee or Lessee as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Lessor shall thereupon have the prior right and option, to be exercised by notice to the trustee, Lessee or Lessee as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

     VII.19    ADDITIONAL RIGHTS OF LESSOR.

          (a) If Lessee shall be in default in the performance of any of its obligations hereunder, Lessee shall pay to Lessor, on demand, all expenses incurred by Lessor as a result thereof, including reasonable attorneys' fees and expenses (including those incurred in connection with any appellate proceedings). If Lessor shall be made a party to any litigation commenced against Lessee and Lessee shall fail to provide Lessor with counsel approved by Lessor and pay the expenses thereof, Lessee shall pay all costs and reasonable attorneys' fees and expenses incurred by Lessor in connection with such litigation (including such fees and expenses incurred in connection with any appellate proceedings).

          (b) If there shall be an Event of Default under this Lease, then Lessor, without waiving or releasing Lessee from any obligation of Lessee contained in this Lease, may (but shall be under no obligation to) perform such obligations on Lessee's behalf.

          (c) All reasonable sums paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lessor in connection with its performance under Section 7.19(b) of any of Lessee's obligations, shall be paid by Lessee to Lessor on demand as additional Rental. Any payment or performance by Lessor pursuant to the foregoing provisions of Section 7.19(b) shall not be or be deemed to be a waiver or release of breach or default of

Lessee with respect thereto or of the right of Lessor to terminate this Lease, institute summary proceedings and/or take such other action as may be permissible hereunder if an Event of Default by Lessee shall have occurred.

                                 65535RT65535CLE VIII
                NOTICES; ESTOPPEL CERTIFICATES; REPORTING REQUIREMENTS

     VIII.1 NOTICES. All notices, demands, requests, consents, approvals, reports or other communications required or permitted to be given pursuant to this Lease shall be in writing and shall be deemed given: (i) when delivered by hand (including, without limitation, delivery by any private or public courier service); (ii) when delivered by first class, certified mail, return receipt requested, postage prepaid (or when delivery is attempted if such delivery is refused by recipient); or (iii) when sent by tested telex, telecopier or other facsimile reproduction equipment, or e-mail to the following addresses (or such other address as the recipient party may hereafter specify in the same manner):

               If to Lessee, to it at:

                    c/o Steinway Musical Instruments, Inc.
                    800 South Street, Suite 425
                    Waltham, Massachussetts  02453-1472
                    Attention: Dennis M. Hanson, Esq.
                    Fax: (781) 894-9803
                    E-Mail: dhanson@steinwaymusical.com

               with a copy to:

                    Milbank, Tweed, Hadley & McCloy LLP
                    1 Chase Manhattan Plaza
                    New York, New York  10005
                    Attention: Barbara J. Briggs, Esq.
                    Fax: (212) 530-5219
                    E-Mail: bbriggs@milbank.com

               and with a copy to any Leasehold Mortgagee, to the extent required by Section 6.2 above.


               If to Lessor, to it at:

                    c/o Wexford Management LLC
                    411 West Putnam Avenue
                    Greenwich, Connecticut 06830
                    Attention: Joseph M. Jacobs
                    Fax: (203) 862-7320
                    E-Mail: jjacob@wexford.com
               with a copy to:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, New York 10036
                    Attention: Wendy J. Schriber, Esq.
                    Fax: (212) 969-2900
                    E-Mail: wschriber@proskauer.com

               and with a copy of any notices of default to the holder of any Fee Mortgage, as required by Section 1.4(e) above.

However, Lessor and Lessee shall have the right from time to time to change their respective addresses and persons to whom copies of notices shall be sent by not less than five (5) days written notice to the other party.

     VIII.2 CERTIFICATES OF LESSOR AND LESSEE. Either party shall, within twenty (20) days after each and every request by the other party, execute, acknowledge and deliver to such requesting party a statement in writing:

          (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications);

          (b) stating whether or not to the best knowledge of the certifying party (without independent investigation) (i) there is a continuing default by the other party in the performance or observance of any covenant, agreement or condition contained in this Lease to be performed or observed by such other party, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which such certifying party shall have knowledge;

          (c) stating whether or not such certifying party has received from the other party a notice of default by such certifying party in the performance or observance of any covenant, agreement or condition contained in this Lease to be performed or observed by such certifying party;

          (d)  stating whether this Lease commenced and the Term;

          (e) certifying that Rental obligations have commenced, and specifying the dates through which the Basic Rent and all other Rentals have been paid;

          (f) stating whether or not there is pending any action, arbitration or proceeding between Lessor and Lessee arising under this Lease, and, if so, the nature thereof;

          (g) if the certifying party is Lessee, certifying that Lessee has no counterclaims, defenses or right to offset against any amounts due to Lessor under this Lease, and that Lessee is not entitled to any concessions, rebates or any reductions in Basic Rent or other Rental under this Lease for whatever reason as of the date the statement is given;

          (h) stating that the addresses for Notices are as set out in this Lease or as stated in the statement; and

          (i) certifying that the statement shall be binding upon such certifying party and may be relied upon by (x) the holder of any Fee or Leasehold Mortgage, (y) any assignee or purchaser of all or a portion of the requesting party's interest in the Property or this Lease, and/or (z) any purchaser of any partnership interest, stock or membership interest in the requesting party.

     VIII.3    REPORTING REQUIREMENTS; BOOKS AND RECORDS.

          (a) From and after the expiration or earlier termination of the term of the Master Lease, within ninety (90) days after the close of its fiscal year, Lessee will deliver to Lessor annual financial statements for the Property for such fiscal year, which financial statements shall be prepared using generally accepted accounting principals, and shall include (i) a balance sheet, (ii) a statement of profit and loss, (iii) a statement of sources and uses of funds,
(iv) a rent roll indicating the identity of the tenant, the square footage and location of the space leased, the rent and escalations payable (with relevant formulas and base years included), any special rights or obligations of landlord and/or tenant under such leases, including, without limitation, any free rent, landlord's work, tenant improvement allowances or other tenant inducements, options to renew, expand, surrender or terminate and such other information as Lessor shall reasonably request, and (v) such other financial statements as Lessor shall reasonably request, setting forth, in each case, in comparative form, figures for the preceding year. All such annual financial statements shall be audited by an independent certified public accountant reasonably satisfactory to Lessor, and shall be accompanied by the certificate of a principal financial or accounting officer of Lessee (or if Lessee is a limited liability company, of its managing member, or if Lessee is a partnership, of its general partner) (each, an "Officer's Certificate"), dated within five (5) days of the delivery of such statements to Lessor, stating that such financial statements are true and correct in all material respects and stating that Lessee knows of no Event of Default which has occurred and is continuing, or, if any such Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Lessee has taken or proposes to take with respect thereto, and, except as otherwise specified, stating that to Lessee's knowledge Lessee has fulfilled all its material obligations under this Lease which are required to be fulfilled on or prior to the date of such certificate. From and after the expiration or earlier termination of the term of the Master Lease, Lessee will deliver to Lessor, from time to time, within fifteen (15) days of Lessee's receipt thereof, copies of any such monthly, quarterly or other interim financial statements and other financial information with respect to the Property as shall be prepared by, or for the benefit of, Lessee by Lessee, Lessee's property manager and/or Lessee's financial advisors.

          (b) From and after the expiration or earlier termination of the term of the Master Lease, Lessor and its agents and designees may, upon reasonable notice to Lessee and at reasonable times, examine Lessee's books and records relating to the Premises, the Improvements and the operation, maintenance and repair thereof.


                                  65535RT65535CLE IX
                             SURRENDER AT THE END OF TERM

     IX.1 CONDITION OF PREMISES; REVERSION.

          (a) On the Expiration Date or earlier termination of this Lease, Lessee shall at no cost or expense to Lessor, surrender and deliver to Lessor or its designee the Property (including, without limitation, the Improvements) (a) in such condition as the Property is required to be maintained pursuant to this Lease, except for damage by fire or other casualty or condemnation or other taking that Lessee is required under this Lease or in any other document, instrument or agreement to repair or restore but, despite reasonable diligence, has been unable to repair or restore (provided that all insurance and/or condemnation proceeds which have not been applied to such restoration shall have been paid to Lessor, plus any additional sums required to complete such restoration) and (b) free and clear of any Leasehold Mortgage and all lettings, occupancies, liens and encumbrances other than those, if any, existing at the date hereof, created by Lessor or which lettings and occupancies by their express terms and conditions extend beyond the Expiration Date and which Lessor shall have consented and agreed, in writing, may extend beyond the end of the Term, without any payment or allowance whatever by Lessor. Lessee hereby waives any notice now or hereafter required by law with respect to vacating the Property on any such termination date.

          (b) The parties acknowledge and agree that on the Expiration Date or earlier termination of this Lease, fee title to the Improvements shall automatically revert to and vest in Lessor, free and clear of any Leasehold Mortgage, without the requirement of any further instrument or documents to evidence same. Notwithstanding the foregoing, Lessee shall execute and deliver to Lessor any confirmatory deed or other instrument as Lessor shall reasonably request in order to confirm such reversion.

     IX.2 OTHER REQUIREMENTS. If Lessee delivers the Premises, together with the Improvements, to Lessor pursuant to the provisions of Section 9.1, on the last day of the Term or upon any earlier termination of this Lease, or upon re-entry by Lessor upon the Premises pursuant to Article VII hereof, Lessee shall deliver to Lessor, Lessee's executed counterparts of all Subleases and any service and maintenance contracts then affecting the Property, true and complete maintenance records for the Property for the twenty (20) year period immediately preceding the date of such surrender, all original licenses and permits then pertaining to the Property, duly executed and acknowledged written instruments, documents, assignments, forms and affidavits as Lessor shall reasonably request in form and substance reasonably satisfactory to Lessor or its designee surrendering to Lessor or its designee all of Lessee's right, title and interest in and to the Improvements and any rights of Lessee with respect thereto, copies of Lessee's relevant books and records relating to the Premises and the operation, maintenance and repair thereof for the twenty (20) year period immediately preceding the date of such surrender and, to the extent in Lessee's possession or control, permanent or temporary Certificates of Occupancy then in effect for the Improvements and all warranties and guarantees then in effect which Lessee has received in connection with any work or services performed or equipment installed in the Improvements, together with a duly executed assignment thereof to Lessor.

     IX.3 APPORTIONMENTS. The following shall be apportioned between Lessee and Lessor with respect to the Premises as of 11:59 P.M. on the day immediately preceding the date of the expiration or earlier termination of this Lease (other than termination for any default by Lessee)(the "Apportionment Date"), and the net amount thereof shall be paid by Lessor to Lessee or by Lessee to Lessor, as the case may be, within ten (10) days after the Apportionment Date, to the extent practicable, subject to reapportionment from time to time within six (6) months after the Apportionment Date to the extent that any amount to be apportioned hereunder cannot reasonably be determined on the Apportionment Date:

          (a) real property taxes and assessments (or installments thereof), on the basis of the fiscal year for which payable;

          (b) water rates and charges, except those required to be paid directly by tenants in occupancy of portions of the Premises to the entity imposing same;

          (c) sewer taxes and rents, except those required to be paid directly by tenants in occupancy of portions of the Premises to the entity imposing same;

          (d) annual permit, license and inspection fees, if any, on the basis of the fiscal year for which levied, if the rights with respect thereto are transferable to Lessor;

          (e) fuel, if any, at the cost per gallon or cubic foot most recently charged to Lessee, based on the supplier's measurements thereof, plus sales taxes thereon;

          (f) deposits on account with any utility company servicing the Premises, to the extent transferred to Lessor;

          (g) fixed, escalation and other rent of tenants in occupancy of the Premises, if, as, and when collected (the "Sublease Rents");

          (h) amounts deposited with the holder of any Fee Mortgage for escrows of real estate taxes and insurance premiums; and

          (i) all other items customarily apportioned in connection with similar properties similarly located.

     IX.4 FISCAL YEAR OF ASSESSMENT. Apportionment of real property taxes, water rates and charges and sewer taxes and rents shall be made on the basis of the fiscal year for which assessed. If the Apportionment Date shall occur before the real property tax rate, water rates and charges and sewer taxes and rents are fixed, the apportionment of taxes shall be made on the basis of the real property tax rate, water rates and charges and sewer taxes and rents for the preceding year applied to the latest assessed valuation. After the real property taxes, water rates and charges and sewer taxes and rents are finally fixed, Lessor and Lessee shall make a recalculation of the apportionment of same, and Lessor or Lessee, as the case may be, shall make an appropriate payment to the other based upon such recalculation.

     IX.5 COLLECTION OF RENTS AFTER TERM. If Lessee is entitled, in accordance with the provisions of this Lease, to all or any portion of any arrearages regarding the Sublease Rents, Lessee shall have the right to commence any and all appropriate legal proceedings (other than any proceeding to terminate the applicable sublease or otherwise recover possession of the space demised thereunder) to collect such arrearages after the Apportionment Date and Lessor shall cooperate with Lessee in connection with such proceedings (at no cost to Lessor).

     IX.6 SURVIVAL. The provisions of this Article 9 shall survive the expiration or termination of this Lease and, in the case of Lessee's obligations hereunder, shall not be limited as provided in Section 10.4.

                                  65535RT65535CLE X
                                    MISCELLANEOUS

     X.1 NO MERGER. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

     X.2 SEPARABILITY; BINDING EFFECT. Each provision hereof shall be separate and independent and the breach of any such provision by Lessor shall not discharge or relieve Lessee from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be modified without the prior written consent of the holder of any Fee
Mortgage and the Leasehold Mortgagee (other than any amendment which confirms the amount of any Basic Rent determinated in accordance with the provisions of Section 2.2 below or any CPI Escalation as provided in Section 13.2).
This Lease shall be governed by and interpreted in accordance with the laws of the State of New York.

     X.3 HEADINGS. The headings to the various paragraphs and Schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease.

     X.4  IMMUNITY FROM LIABILITY.

          (a) Notwithstanding anything to the contrary provided in this Lease, each and every term, covenant, condition and provision of this Lease is hereby made specifically subject to the provisions of this Paragraph 10.4, except as expressly provided to the contrary in Section 9.6 and in Section 10.4(b) below. It is specifically understood and agreed that (except to the extent of the interest of Lessor or Lessee, as the case may be, in the Property and any rents, issues, profits, proceeds or awards thereof or relating thereto) there shall be no personal liability against Lessor (which shall for purposes of this Paragraph
10.4 include the holder of any Fee Mortgage as mortgagee or mortgagee in possession) or Lessee (which shall for purposes of this Paragraph 10.4 include the Leasehold Mortgagee as mortgagee or mortgagee in possession) or any partner, member, shareholder, officer or director of Lessor or Lessee or any partner, member, shareholder, officer or director of any such partner, member, shareholder, officer or director or any successor in interest of any of the foregoing, or any members or beneficial owners of Lessor or Lessee whether the same be a corporation, individual, joint venture, tenancy in common, partnership or otherwise, or against any officer, director, or shareholder thereof, or any other person or entity for the performance of any term, covenant, condition or provision of this Lease for any claim based therein or otherwise in respect thereof. Lessor and Lessee shall look solely to the interest of the other in the Property for the satisfaction of each and every remedy of such party in the event of any breach of any of the terms, covenants and conditions of this Lease, such exculpation of personal liability to be absolute and without any exception whatsoever.

          (b) Notwithstanding anything in Section 10.4(a) above to the contrary, in the event that Lessor or Lessee shall misapply, misappropriate or otherwise fail to deliver to the party entitled to receive same under this Lease, any insurance proceeds, condemnation awards or other similar funds, the limitation on liability described in Section 10.4(a) shall not apply, and Lessor or Lessee, as the case may be, shall be fully and personally liable to the other party to the extent of any such funds so misapplied, misappropriated or otherwise failed to be delivered to the party entitled thereto under this Lease.

     X.5 COUNTERPARTS. This Lease may be executed in two or more counterparts and shall be deemed effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument) and shall have been delivered by each of the parties to the other.

     X.6 RECORDATION. Lessor and Lessee, each upon the written request of the other shall execute, acknowledge and deliver a memorandum of this Lease, and of each modification of this Lease relating to a term set forth in any prior memorandum, in proper form for recordation. Neither party shall record this Lease without the prior consent of the other party.

     X.7 TIME OF THE ESSENCE. Notwithstanding anything in this Lease to the contrary, time shall be of the essence with respect to the performance by Lessor and Lessee of all of the terms, conditions, covenants and obligations of Lessor and Lessee hereunder.

                                  65535RT65535CLE XI
                                     ARBITRATION

     XI.1 ARBITRATION.

          (a) In the event that the fair market value (the "Fair Market Value") of the Property, the Improvements, the Premises, the Master Lease or the interest of Lessor and/or Lessee in and to any of the foregoing must be determined by arbitration, as provided in Section 2.2, Section 5.1 or Section
12.3 of this Lease, as the case may be, the party desiring arbitration shall, within twenty (20) days from the date that an appointment of an arbitrator is required pursuant to such Sections above, appoint a disinterested person as arbitrator on its behalf and give notice thereof to the other party who shall, within twenty (20) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party. The two (2) arbitrators shall within forty-five (45) days thereafter each make a determination of the relevant Fair Market Value. If the determination by one arbitrator of the relevant Fair Market Value differs from the determination of the other arbitrator, then the two (2) arbitrators shall together appoint a third disinterested person within fifteen (15) days thereafter, and the third arbitrator alone shall determine the matter and render a decision as to the applicable Fair Market Value by reviewing the determination of each of the two (2) arbitrators and selecting one (1) such determination as the Fair Market Value, which determination shall be conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. If a party who shall have the right pursuant to the foregoing to appoint an arbitrator fails or neglects to do so, then and in such event, the other party (or if the two (2) arbitrators appointed by the parties shall fail to appoint a third arbitrator when required hereunder, then either party) may apply to the American Arbitration Association to appoint such arbitrator and the appointment of such arbitrator shall be conclusive and binding upon the parties. The arbitration shall be conducted in the City and County of New York and, to the extent applicable and consistent with this Article XI, shall be in accordance with the Commercial Arbitration Rules then provided for by the American Arbitration Association or any successor body of similar function. The expenses of arbitration and the fees and disbursements of the third arbitrator shall be shared equally by Lessor and Lessee but each party shall be responsible for the fees and disbursements of the arbitrator it appoints and its own attorneys and the expenses of its own proof. Lessor and Lessee agree to sign all documents, provide all relevant information, and do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration, to abide by the decision rendered thereunder and to sign such documents as shall be reasonably necessary to memorialize any determination of Basic Rent calculated based upon the arbitrator's determination of Fair Market Value.
The arbitrators shall have no power to vary or modify any of the provisions of this Lease and their jurisdiction is limited accordingly. The arbitrators shall be independent real estate appraisers who are members of the American Appraisal Institute, or successor organization, having at least ten (10) years' experience in the appraisal of commercial property in the borough of Manhattan, and their appraisals must be performed (except to the extent specifically provided to the contrary herein) in accordance with the rules of the American Appraisal Institute, or any successor organization. The provisions of this Article XI shall be effective notwithstanding that Lessee is a party in any bankruptcy or insolvency proceeding.

          (b)  In determining the Fair Market Value of the

Property, the parties, and, if applicable, the arbitrators, shall (x) determine the Fair Market Value of the Property assuming that the Premises and the Improvements were under common ownership, without taking into account the existence, terms and conditions of this Lease, and otherwise free and clear of all liens and encumbrances, other than leases to tenants for space in the Improvements, and assuming that (A) the Property were to be sold on an orderly basis with adequate time for such sale, (B) that neither the buyer nor the seller thereof were under duress or compulsion to buy or sell, and
(C) that Lessee had complied with all obligations under this Lease, including, without limitation, Lessee's obligations with respect to the operation, maintenance, repair and restoration of the Property, (y) take into account all relevant factors, including, without limitation, the sales prices then being paid for comparable real property in comparable areas in the midtown area of the Borough of Manhattan in New York City, and (z) in the event that any space(s) in the Improvements are then leased to Lessee or any party affiliated with Lessee on economic and/or other terms which would be considered to be (i) in the case of economic terms, "below market", or (ii) in the case of non economic terms, "more favorable than market", then for the purposes of the valuation described herein, the arbitrators must assume that such spaces(s) is(are) rented at the then current fair market rent for such space(s) (which, with respect to the basement, ground floor and first floor mezzanine space, shall be valued for retail use; and with respect to any other space in the Property, shall be valued for office use) and otherwise on terms and conditions and for a term which would be applicable to such space(s) were such space(s) to be leased to unrelated third parties in arms-length transactions at the time of such appraisal, taking into account the then existing condition of such space(s), provided however that in no event shall such assumed fair market rent be less than the rent currently payable by the party affiliated with the Lessee.

          (c) In determining the Fair Market Value of the Premises, the parties, and, if applicable, the arbitrators, shall (x) determine the Fair Market Value of the Premises taking into account the existence, terms and conditions of this Lease, but otherwise free and clear of all liens and encumbrances, and assuming (A) the Property were to be sold on an orderly basis with adequate time for such sale, (B) that neither the buyer nor the seller thereof were under duress or compulsion to buy or sell, and (C) that Lessee had complied with all obligations under this Lease, including, without limitation, Lessee's obligations with respect to the operation, maintenance, repair and restoration of the Property, (y) take into account all relevant factors, including, without limitation, the sales prices then being paid for comparable real property in comparable areas in the midtown area of the Borough of Manhattan in New York City, the value of the Property as provided for in clause
(b) above,
and bona fide offers solicited by Lessor from third parties offering to purchase the Premises, and (z) in the event that any space(s) in the Improvements are then leased to Lessee or any party affiliated with Lessee on economic and/or other terms which would be considered to be (i) in the case of economic terms, "below market", or (ii) in the case of non economic terms, "more favorable than market", then for the purposes of the valuation described herein, the arbitrators must assume that such spaces(s) is(are) rented at the then current fair market rent for such space(s) (which, with respect to the basement, ground floor and first floor mezzanine space, shall be valued for retail use; and with respect to any other space in the Property, shall be valued for office use) and otherwise on terms and conditions and for a term which would be applicable to such space(s) were such space(s) to be leased to unrelated third parties in arms-length transactions at the time of such appraisal, taking into account the then existing condition of such space(s), provided however that in no event shall such assumed fair market rent be less than the rent currently payable by the party affiliated with the Lessee. Notwithstanding the foregoing, in no event shall the Fair Market Value of the Premises be less than $30,000,000, except to the extent expressly provided in Section 5.1 above with respect to a condemnation.

          (d) In determining the Fair Market Value of the Master Lease, the parties, and, if applicable, the arbitrators, shall (x) determine the Fair Market Value of the Master Lease taking into account the existence, terms and conditions of such Master Lease, and assuming (A) the Master Lease were freely saleable under its terms and as such were to be sold on an orderly basis with adequate time for such sale, (B) that neither the buyer nor the seller thereof were under duress or compulsion to buy or sell, and (C) that Lessee had complied with all obligations under this Lease, including, without limitation, Lessee's obligations with respect to the operation, maintenance, repair and restoration of the Property, (y) take into account all relevant factors, including, without limitation the prices paid for other similar leasehold positions, if any, and the return on investment generally expected from an investment in such a leasehold position.

          (e) In determining the Fair Market Value of the Improvements, the parties, and, if applicable, the arbitrators, shall first determine the Fair Market Value of the Property, the Premises and the Master Lease (if such Master Lease is then in effect) in accordance with Sections 11.1(b), (c) and (d) hereof. The fair market value of the Improvements shall then be determined by subtracting from the fair market value of the Property the fair market value of the Premises and, if applicable, the fair market value of the Master Lease.

                                 65535RT65535CLE XII

                      RIGHTS OF FIRST OFFER; OPTION TO PURCHASE

     XII.1 LESSOR'S RIGHT OF FIRST OFFER. Lessee agrees that if, at any time during the term, Lessee intends to sell the Improvements to an independent person or other entity other than (a) an affiliate, subsidiary or parent of Lessee or to a partnership, limited liability company or other entity which is controlled by or under common control with Lessee, or (b) any Leasehold Mortgagee or any Assignee pursuant to a foreclosure or deed-in-lieu thereof (but excluding any sale to a Leasehold Mortgagee or other independent person in a transaction unrelated to the exercise of remedies pursuant to a Leasehold Mortgage) and Lessor is not in default hereunder at the time of exercise by Lessor of the right contained in this Section 12.1, Lessee shall notify Lessor (the "Lessee Offer Notice") of its intention to sell the Improvements prior to entering into negotiations with another person or entity for such sale. If Lessor wishes to negotiate for the purchase of the Improvements as specified in the Lessee Offer Notice, Lessor shall so notify Lessee within ten (10) days after receipt of the Lessee Offer Notice, and Lessor and Lessee shall in good faith negotiate for the sale of the Improvements to Lessor on terms and conditions satisfactory to Lessee, in its sole and absolute discretion. It is expressly understood and agreed that if Lessee shall commence negotiations with Lessor as aforesaid, Lessee shall be required to negotiate with Lessor for a reasonable period not to exceed thirty (30) days. If Lessor shall fail to notify Lessee of its wish to negotiate for the purchase of the Improvements in the time period specified above, or if Lessee and Lessor do not agree on the terms of the sale of the Improvements in the time period specified above, Lessee shall be free to sell the Improvements subject to this Lease to any other person or entity without restriction and upon any terms and conditions, provided, however, that Lessee must simultaneously assign this Lease to the purchaser of the Improvements and such purchaser must simultaneously assume all of the obligations of the lessee hereunder from and after the effective date of such assignment, including, without limitation, the obligation to surrender the Improvements to Lessor on the Expiration Date or earlier termination of this Lease. Time shall be of the essence with respect to the delivery by Lessor of notice of its desire to negotiate with Lessee.

     XII.2 LESSEE'S RIGHT OF FIRST OFFER. Lessor agrees that if, at any time during the term, Lessor intends to sell the Premises to an independent person or other entity other than (a) an affiliate, subsidiary or parent of Lessor or to a partnership, limited liability company or other entity which is controlled by or under common control with Lessor, or (b) the holder of any Fee Mortgage or any assignee of such holder pursuant to a foreclosure or deed-in-lieu thereof (but excluding any sale to the holder of a Fee Mortgage or other independent person in a transaction unrelated to the exercise of remedies pursuant to a Fee Mortgage) and Lessee is not in default hereunder at the time of exercise by Lessee of the right contained in this Section 12.2, Lessor shall notify Lessee (the "Lessor Offer Notice") of its intention to sell the Premises prior to entering into negotiations with another person or entity for such sale. If Lessee wishes to negotiate for the purchase of the Premises as specified in the Lessor Offer Notice, Lessee shall so notify Lessor within ten (10) days after receipt of the Lessor Offer Notice, and Lessor and Lessee shall in good faith negotiate for the sale of the Premises to Lessee on terms and conditions satisfactory to Lessor, in its sole and absolute discretion. It is expressly understood and agreed that if Lessor shall commence negotiations with Lessee as aforesaid, Lessor shall be required to negotiate with Lessee for a reasonable period not to exceed thirty (30) days. If Lessee shall fail to notify Lessor of its wish to negotiate for the purchase of the Premises in the time period specified above, or if Lessor and Lessee do not agree on the terms of the sale of the Premises in the time period specified above, Lessor shall be free to sell the Premises subject to this Lease to any other person or entity, without restriction and upon any terms and conditions, provided, however, that Lessor must simultaneously assign this Lease to the purchaser of the Land and such purchaser must simultaneously assume all of the obligations of the lessor hereunder from and after the effective date of such assignment. Time shall be of the essence with respect to the delivery by Lessee of notice of its desire to negotiate with Lessor.

     XII.3     LESSEE'S OPTION TO PURCHASE.

          (a) Lessor hereby grants to Lessee an option (the "FMV PURCHASE OPTION") (exercisable only during an FMV Option Exercise Period, as hereafter defined, and only if no monetary default by Lessee under this Lease remains uncured at the time of exercise) to purchase the Premises for a purchase price equal to the FMV Purchase Price (as hereinafter defined). The "FMV OPTION EXERCISE PERIODS" shall be each of the calendar months during which the fiftieth
(50th), sixtieth (60th), seventieth (70th), eightieth (80th) and ninetieth
(90th) anniversaries of the Commencement Date shall occur, respectively (i.e. March, 2049; March, 2059; March, 2069; March, 2079 and March, 2089). The FMV Purchase Option may only be exercised by delivery during an FMV Option Exercise Period from Lessee to Lessor of written notice (the "FMV OPTION NOTICE") of the exercise of such FMV Purchase Option, time being of the essence. The FMV Option Notice must be accompanied by Lessee's estimate of the Fair Market Value of the Premises as of the date of such notice. The exercise of the FMV Purchase Option by Lessee shall be irrevocable.

          (b) Within thirty (30) days after Lessor's receipt of the FMV Option Notice, Lessor shall notify Lessee whether Lessor accepts or rejects Lessee's estimate. If Lessor accepts such estimate, or if Lessor fails to reject such estimate within such thirty (30) day period, then the "FMV PURCHASE PRICE" shall be the amount set forth in Lessee's estimate. If Lessor rejects Lessee's estimate within such thirty (30) day period, the "FMV

PURCHASE PRICE" shall be the then Fair Market Value of the Premises, as determined by arbitration in accordance with Article XI of this Lease.

          (c) Upon exercise of the FMV Purchase Option, the purchase shall be consummated within thirty (30) days after the establishment of the FMV Purchase Price, on a date mutually agreed upon by the parties (the "FMV PURCHASE OPTION CLOSING DATE"). On the FMV Purchase Option Closing Date, the purchase of the Premises shall be accomplished in accordance with the provisions of Section 12.4, including, without limitation, the payment of the FMV Purchase Price, the payment of all other costs and expenses outlined in said Section 12.4, and the delivery of the other items described in said Section 12.4. Upon payment of the FMV Purchase Price and all other costs and expenses required to be paid by Lessee as outlined in Section 12.4, and upon satisfaction of the other requirements set forth in Section 12.4 with respect to the purchase of the Premises by Lessee, this Lease shall terminate.

          (d) In the event that Lessee does not deliver the FMV Option Notice by the end of the final FMV Option Exercise Period, Lessee shall have waived its right to exercise the FMV Purchase Option. In the event that Lessee shall deliver the FMV Option Notice, and thereafter fail to consummate the purchase of the Premises, Lessee shall forfeit any further right to exercise an FMV Option pursuant to this Lease. In the event that Lessor shall default in its obligation to transfer the Premises to Lessee under this Section 12.3, Lessee shall be entitled to enforce such obligation by an action for specific performance.

     XII.4     PROCEDURE UPON PURCHASE.

          (a) If Lessee shall purchase the Premises pursuant to Section 12.3 of this Lease, Lessor shall convey the Premises to Lessee on the FMV Purchase Option Closing Date free and clear of any Fee Mortgage and of liens and encumbrances created by, through or under Lessor without the consent of Lessee during the Term (other than Permitted Exceptions), but otherwise subject to such exceptions to title as shall exist on such FMV Purchase Option Closing Date, and Lessee or its designee shall accept such title.

          (b) On the FMV Purchase Option Closing Date, Lessee shall, by wire transfer of immediately available funds, pay to Lessor, or as Lessor may direct in writing, the FMV Purchase Price, together with all Rental and other sums then due and payable hereunder to and including such date of purchase, and there shall be delivered to Lessee a bargain and sale deed without covenants for the Premises and any other instruments reasonably necessary to convey the title thereto described in this Section 12.4 and to assign any other property then required to be assigned by Lessor pursuant hereto. In connection with such conveyance and assignment, (i) Lessor shall pay the fees of Lessor's counsel and fifty (50%) percent of any transfer taxes payable in connection with such transaction, and (ii) Lessee shall pay, on an after-tax basis, all other charges incident to such conveyance and assignment, including, without limitation,

Lessee's counsel fees, the remaining fifty (50%) percent of the transfer taxes, escrow fees, recording fees, title insurance premiums and all other applicable taxes (other than any income, estate, franchise or other similar taxes of Lessor) which may be imposed by reason of such conveyance and assignment and the delivery of said deed or conveyance and other instruments.

                                 65535RT65535CLE XIII
                                    CPI ESCALATION

     XIII.1 CALCULATION OF CPI ESCALATION. Notwithstanding anything in this Lease to the contrary, any fixed dollar amount referred to in this Lease (including, by way of example, any insurance requirement, threshold for Material Alterations, minimum Fair Market Value for the Property or the Premises, etc., but specifically excluding the amount of any fixed Basic Rent payment provided for herein) (each, a "Fixed Amount") shall be increased every five (5) years during the term of this Lease, commencing on the fifth anniversary of the Commencement Date and continuing on the date of each succeeding fifth year anniversary (each, a "CPI Adjustment Date"), by multiplying such Fixed Amount by the percentage increase, if any, in the Consumer Price Index from that in effect on the Commencement Date to that in effect on the relevant CPI Adjustment Date. For purposes hereof, "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84 = 100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Lessor and Lessee shall agree upon in writing shall be substituted for the Consumer Price Index. If Lessor and Lessee are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

     XIII.2 CONFIRMATION OF CPI ESCALATIONS. Within thirty (30) days after each CPI Adjustment Date, Lessor shall prepare, and Lessor and Lessee shall each execute, a written amendment to this Lease setting forth the escalated amount of each Fixed Amount and confirming the method of calculation thereof. Notwithstanding the foregoing, the failure of either party to execute such amendment shall not affect the increase in each Fixed Amount resulting from the increase in the Consumer Price Index as provided in
Section 13.1 above.

                                    [END OF TEXT]

                                   [EXECUTION PAGE]
          IN WITNESS WHEREOF, the parties hereto have caused this Ground Lease to be executed as of the date first above written.

                         LESSOR:

                         111 WEST 57TH STREET ASSOCIATES, L.P.
                         By:  JASIE, INC., General Partner


                              By:  /s/ Wendy Schriber
                                 ------------------------------
                                   Name:   Wendy Schriber
                                   Title:  Vice President


                         LESSEE:

                         STEINWAY, INC.


                              By:  /s/ Dennis M. Hanson
                                 ------------------------------
                                   Name:   Dennis M. Hanson
                                   Title:  V.P. and C.F.O.